Exhibit 4.5
EXECUTION VERSION

CENVEO CORPORATION
$50,000,000
4% Senior Secured Notes due 2021

INDENTURE AND NOTE PURCHASE AGREEMENT
by and among
CENVEO CORPORATION,
CENVEO, INC.,
Each of the GUARANTORS named herein,
ALLIANZGI US HIGH YIELD FUND and ALLIANZ INCOME AND GROWTH FUND, as Purchasers,
Each NOTEHOLDER party hereto
and
THE BANK OF NEW YORK MELLON, as Trustee and as Collateral Agent
Dated as of JUNE 10, 2016

i

Annex A    Definitions
Exhibit A    Form of Note
Exhibit B    Form of Guaranty Joinder Agreement
Exhibit C    Form of Assignment

Exhibit D    Form of Certificate of Transfer
Exhibit E    Form of Certificate from Acquiring Accredited Investor
Exhibit F    Form of Noteholder Joinder Agreement
Schedule I    Allocations
Schedule II    Subsidiaries with Material Business Operations

v

INDENTURE AND NOTE PURCHASE AGREEMENT

THIS INDENTURE AND NOTE PURCHASE AGREEMENT (as amended, modified or supplemented from time to time, this “Note Purchase Agreement”) is made and entered into as of June 10, 2016, by and among Cenveo Corporation, a Delaware corporation (the “Company”), Cenveo, Inc., a Colorado corporation (“Parent Company”), each of the other Guarantors (as defined herein), AllianzGI US High Yield Fund, a Luxembourg mutual fund (“Allianz US”), Allianz Income and Growth Fund, a Luxembourg mutual fund (together with Allianz US, the “Purchasers”, each of which is a Managed Fund or Affiliate of Allianz Global Investors U.S. LLC, a Delaware limited liability company (the “Purchaser Advisor”)), each other Noteholder (as defined herein) from time to time party hereto and The Bank of New York Mellon, a New York banking corporation, as trustee (together with its successors in such capacity, the “Trustee”) and as collateral agent (together with its successors in such capacity, the “Collateral Agent”) in respect of the Indenture Related Provisions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in Annex A hereto.
RECITALS:

WHEREAS, concurrently with the execution and delivery of this Note Purchase Agreement, the Company is (i) consummating an exchange offer for its outstanding 11.5% Senior Notes due 2017 for the consideration set forth in and in accordance with an offering memorandum, dated May 10, 2016 (the “Offering Memorandum”), pursuant to the offer to exchange contained therein (such exchange transaction, the “11.5% Notes Exchange”), and (ii) entering into Amendment No. 4 to the Credit Agreement, to amend the ABL Facility (the “ABL Amendment”);

WHEREAS, in connection with the above referenced transactions, the Company will enter into a 7% Notes Purchase Agreement with Allianz Global Investors U.S. LLC (the “7.0% Notes Purchase Agreement”) to commit to purchase, after the Issue Date but no later than January 31, 2017, the 7.0% Senior Exchangeable Notes due 2017 issued by the Company and owned by Allianz Global Investors U.S. LLC for the consideration set forth in the 7.0% Notes Purchase Agreement (the “Required Exchangeable Notes Purchase”);

WHEREAS, on the terms and subject to the conditions set forth herein, contemporaneously with the consummation of the 11.5% Notes Exchange and the ABL Amendment, the Purchasers are willing to purchase one or more senior secured notes issued by the Company in the aggregate principal amount of $50,000,000;

WHEREAS, the Trustee and the Collateral Agent are entering into this Note Purchase Agreement with the Company and the Guarantors solely in respect of the Indenture Related Provisions, including the distribution of payments made by the Company in respect of the Notes for the ratable benefit of the Noteholders and the perfection of a security interest in the Collateral for the benefit of the Noteholders; and

WHEREAS, the Company, the Guarantors and the Purchasers are entering into this Note Purchase Agreement in respect of the Note Purchase Related Provisions, including the initial purchase of the Notes by the Purchasers in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
THE NOTES

Section 1.1     Notes; Issuance.

(a)    On the terms and subject to the conditions set forth in this Note Purchase Agreement, on the Issue Date the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, a Note dated the Issue Date in the principal amount set forth in Schedule I hereto opposite the name of such Purchaser, at the purchase price of 100% of the principal amount thereof. The aggregate principal amount of all such Notes shall equal $50,000,000. Each Note will be fully and unconditionally guaranteed, jointly and severally, by the Parent Company and each of the other Guarantors pursuant to Article VIII hereof.

(b)    On the Issue Date, immediately following the execution and delivery of this Note Purchase Agreement, and concurrently with the consummation of the 11.5% Notes Exchange and the ABL Amendment becoming effective, the Company will deliver or cause to be delivered the Notes to the Purchasers, on the terms and subject to the conditions set forth in Section 1.3 of this Note Purchase Agreement, against payment of the aggregate purchase price therefor of $50,000,000, which purchase price shall be delivered to the Company in the form of wire transfer of immediately available funds to an account designated in writing by the Company at least three (3) Business Days prior to the Issue Date.

Section 1.2.    Execution and Authentication.

Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company’s seal shall be reproduced on the Notes and may be in facsimile form.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Note Purchase Agreement. Each Note shall be dated the date of its authentication.

The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes (i) for original issue on the Issue Date, in an aggregate principal amount of $50,000,000 and (ii) subject to compliance with Section 1.8 or Section 9.5, as applicable, from time to time after the Issue Date in the principal amount set forth in the applicable written order of the Company.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Note Purchase Agreement to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Noteholders or an Affiliate of the Company.

Section 1.3.    Conditions.

The Purchasers’ obligation to purchase and pay for the Notes issued on the Issue Date is subject to the satisfaction, prior to or on the Issue Date, of the following conditions:

(a)    The Company shall deliver to the Purchaser Advisor copies of the following documents, executed by each party thereto:

(i)    this Note Purchase Agreement;

(ii)    the Notes;

(iii)    the Intercreditor Agreements;

(iv)    the Security Agreement, together with (A) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Purchaser Advisor may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described therein, and (B) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Purchaser Advisor may deem necessary or desirable in order to perfect the Liens created thereby;

(v)    intellectual property security agreements with respect to all Collateral consisting of registered or applied for patents, copyrights, trademarks or, in each case, exclusive licenses therefor, together with evidence of the completion of all other actions (other than any recordings or filings of such intellectual property security agreements with the United States Patent and Trademark Office and United States Copyright Office that will be filed promptly after the issuance of the Notes) with respect to such intellectual property security agreements that the Purchaser Advisor may deem necessary or desirable in order to perfect the Liens created thereby;

(vi)    a customary perfection certificate, in form and substance reasonably satisfactory to the Purchaser Advisor, setting forth all information with respect to the Collateral requested therein (the “Perfection Certificate”);

(vii)    customary secretary’s certificates attaching, with respect to the Company and each Guarantor, (A) authorizing resolutions, (B) charter and governing documents (if applicable, certified by the secretary of state or other applicable governmental authority of the state of the Company’s or such Guarantor’s formation), (C) incumbency information relating to the Company and each Guarantor and (D) evidence that each of the Company and each Guarantor is in good standing as of the Issue Date in the state of its formation, in each case, in form and substance reasonably satisfactory to the Purchaser Advisor;

(viii)    a customary certificate of the chief financial officer of the Company, certifying that (i) immediately after the Issue Date, the Parent Company, the Company and the Guarantors, on a consolidated basis, will be Solvent and (ii) on the Issue Date, the conditions set forth in clauses (b), (e), (f) and (h) of this Section 1.3 shall have been satisfied;

(ix)    a customary favorable opinion of Hughes Hubbard & Reed LLP, New York counsel for the Company and the Guarantors, dated as of such Issue Date, in form and substance reasonably satisfactory to the Purchaser Advisor; and

(x)    a customary favorable opinion of Ian R. Scheinmann, Esq., Senior Vice President, Legal Affairs of Parent Company, dated as of such Issue Date, in form and substance reasonably satisfactory to the Purchaser Advisor.

(b)    All necessary governmental and third party approvals and/or consents required with respect to the Company and the Guarantors in connection with the transactions contemplated herein and in the other Note Purchase Documents shall have been obtained and remain in effect.

(c)    Delivery of certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches and bankruptcy searches or equivalent reports or searches, each as of a recent date listing all effective financing statements, lien notices or comparable documents that name the Company or any Guarantor as debtor and that are filed in those state or, to the extent applicable, county jurisdictions in which any Loan Party is organized or maintains its principal place of business, in each case, to the extent requested at least 10 (ten) days prior to the Issue Date.

(d)    Delivery of customary insurance certificates and endorsements naming the Collateral Agent (on behalf of the Noteholders) as an additional insured or loss payee, as the case may be, under all insurance policies to the extent insurance certificates and endorsements in respect of such insurance policies have been delivered to the ABL Agent, the Senior Priority Agent or the Junior Priority Agent, in form and substance reasonably satisfactory to the Purchaser Advisor.

(e)    The representations and warranties of the Company and the Guarantors set forth herein and in the other Note Purchase Documents shall be true and correct in all material respects as of the Issue Date (or, to the extent qualified by “materiality” or “Material Adverse Change”, in all respects).

(f)    No Default or Event of Default shall exist, or would result from the issuance of the Notes on the Issue Date, or from the application of proceeds thereof.

(g)    At least two (2) days prior to the Issue Date, delivery of all documentation and other information requested by the Purchasers at least seven (7) days prior to the Issue Date that is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations.

(h)    The conditions for the consummation of the 11.5% Notes Exchange and the conditions for the effectiveness of the ABL Amendment (other than conditions relating to the transactions under this Note Purchase Agreement) shall have been satisfied or waived such that concurrently with the Issue Date, (i) the 11.5% Notes Exchange will concurrently be consummated and (ii) the ABL Amendment will concurrently become effective.

(i)    The Company shall have reimbursed all expenses of the Purchaser Advisor required to be reimbursed on the Issue Date pursuant to the Support Agreement.

Section 1.4.    Voluntary Prepayments; Satisfaction and Discharge.

The Company may prepay the Notes in whole or in part at any time without any premium or penalty. Upon prepayment in full of the entire principal amount of the Notes and all accrued interest thereon in accordance with Section 4.1, this Note Purchase Agreement shall be deemed satisfied and discharged.

Section 1.5.    Registrar and Paying Agent.

The Company and the Guarantors shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Company initially appoints the Trustee, and the Trustee accepts its appointment, to act as the Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Note Purchase Agreement. The Company may change the Paying Agent without prior notice to the Noteholders; provided that written notice of such change shall be delivered to the Noteholders at least five (5) Business Days prior to the scheduled payment of interest or principal in respect of the Notes immediately following such change. The Company may change the Registrar with five (5) Business Days’ prior written notice to the Noteholders. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, the Parent Company or any of the Guarantors may act as Paying Agent or Registrar.

Section 1.6.    Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee in writing of any default by the Company or the Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money. If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 1.7.    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Noteholders. If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven (7) Business Days before each interest payment date, if any, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders and including whether any such Noteholder is the Company, a Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor.

Section 1.8.    Replacement Notes.

If (i) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, (ii) any transfer of a Note is consummated in accordance with Section 9.5 or (iii) any new Notes are required in connection with any partial tender in an offer pursuant to Section 4.5 or Section 4.20, in each case, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note.

At the request of the Company and/or the Trustee, a loss affidavit and indemnity that is reasonably satisfactory to the requesting party shall be supplied by the Noteholder in connection with any destruction, loss or theft of any Note.

Every replacement Note is an obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Note Purchase Agreement equally and proportionately with all other Notes duly issued hereunder.

Section 1.9.    Outstanding Notes.

(a)    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in Section 1.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)    If a Note is replaced pursuant to Section 1.8 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)    If the entire principal amount of any Note and all accrued interest thereon is considered paid under Section 4.1 hereof, interest on it shall cease to accrue and, upon distribution of such principal and accrued interest in accordance with Section 4.1 hereof to the Noteholder entitled thereto in accordance with the payment instructions previously provided by such Noteholder, such Note shall be deemed to be no longer outstanding.

(d)    If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the entire principal amount and all accrued interest of the Notes payable on that date, then on and after that date interest on such Notes shall cease to accrue and, upon distribution of such principal and accrued interest in accordance with Section 4.1 hereof to the Noteholders entitled thereto in accordance with the payment instructions previously provided by such Noteholders, such Notes shall be deemed to be no longer outstanding.

Section 1.10.    Treasury Notes.

In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that have been identified as being owned by the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor in any list delivered pursuant to Section 1.7 or in the Transfer Documentation pursuant to which such Note was transferred to such Person or that a Responsible Officer of the Trustee otherwise actually knows are so owned shall be so disregarded.

Section 1.11.    Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall, in accordance with its customary procedures, cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall upon written request confirm in writing to the Company which Notes have been cancelled by the Trustee. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 1.12.    CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE II
     REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANY AND THE COMPANY TO THE PURCHASERS
The Parent Company and the Company each hereby represent and warrant to the Purchasers the following as of the date hereof and as of the Issue Date:

Section 2.1.    No Registration Required.

Subject to compliance by the Purchasers with, and the accuracy of, the representations and warranties set forth in Article III hereof with respect to the Purchasers, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers in the manner contemplated by this Note Purchase Agreement on the Issue Date to register such Notes under the Securities Act.

Section 2.2.    No Integration of Offerings or General Solicitation.

None of the Company, the Guarantors or any of their respective Affiliates, or any person acting on its or any of their behalf has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act. None of the Company, the Guarantors, nor any of their respective Affiliates or any person acting on any of their behalf has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

Section 2.3.    The Note Purchase Agreement.

This Note Purchase Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and binding agreement of each of the Company and each Guarantor, enforceable against such Person in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless whether such enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnification may be limited by applicable law and public policy considerations (collectively, the “Enforceability Exceptions”).

Section 2.4.    Authorization of the Notes.

Each Note issued on the Issue Date has been duly authorized for issuance and sale pursuant to this Note Purchase Agreement and duly executed by the Company and, when delivered against payment of the purchase price therefor, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

Section 2.5.    Authorization of the Intercreditor Agreements.

Each of the Intercreditor Agreements has been duly authorized by the Company and each Guarantor and duly executed and delivered by the Company and each Guarantor and constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

Section 2.6.    Security Documents.

Each of the Security Documents in effect on the Issue Date has been duly authorized by the Company and/or the applicable Guarantor, as appropriate, and duly executed and delivered by the Company and/or the applicable Guarantor and constitutes a legal, valid and binding agreement of the Company and/or the applicable Guarantor, enforceable against the Company and/or the applicable Guarantor (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally from time to time in effect and by general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law)). The Security Documents in effect on the Issue Date create in favor of the Collateral Agent, for the benefit of itself and the Noteholders, valid and enforceable Liens on the Collateral and, upon the filing of appropriate UCC financing statements in United States jurisdictions, and the taking of the other actions, in each case as further described in the Security Documents, the Liens on the rights of the Company or the applicable Guarantor in such Collateral will be perfected Liens, superior to and prior to the Liens of all third persons, subject to the terms of the Intercreditor Agreements.

Section 2.7.    No Material Adverse Change.

Except as otherwise previously disclosed in any filing made with the SEC by the Parent Company or in the Offering Memorandum, (i) since January 2, 2016, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Parent Company, the Company and their respective Subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”), (ii) the Parent Company, the Company and their respective Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement (other than the agreements and transactions contemplated in the Support Agreement); and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Parent Company or the Company or, except for dividends paid to the Parent Company, the Company or other Subsidiaries, any of their respective subsidiaries on any class of capital stock or repurchase or redemption by the Parent Company, the Company or any of their respective Subsidiaries of any class of capital stock.

Section 2.8.    Preparation of the Financial Statements.

The consolidated financial statements, together with the related schedules and notes, included in the Parent Company’s Annual Report on Form 10‑K for the fiscal year ended January 2, 2016 present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

Section 2.9.    Incorporation and Good Standing of the Parent Company, the Company and their Respective Subsidiaries.

Each of the Parent Company, the Company and their respective Subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as presently conducted and, in the case of the Parent Company, the Company and the Guarantors, to enter into and perform its obligations under each of this Note Purchase Agreement, the Notes, the Security Documents and the Intercreditor Agreements to which it is a party. Each of the Parent Company, the Company and each Subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding Capital Stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Parent Company, directly or through Subsidiaries, free and clear of any Lien, except as otherwise previously disclosed in any filing made with the SEC by the Parent Company or in the Offering Memorandum. As of the Issue Date, the Parent Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Company and such other Subsidiaries party hereto as Guarantors or otherwise listed in the organizational chart in Schedule 6 of the Security Agreement.

Section 2.10.    Capitalization and Other Capital Stock Matters.

At January 2, 2016, on a consolidated basis, after giving pro forma effect to the Transactions (as defined in the in the Offering Memorandum), including, without limitation, issuance and sale of the Notes pursuant hereto, the Company and the Parent Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum).

Section 2.11.    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.

None of the Parent Company, the Company or any of their respective Subsidiaries is (i) in violation of its charter, bylaws or similar constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Existing Instrument Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Parent Company, the Company or any of their respective Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Senior Priority Notes, the Junior Priority Notes, the Unsecured Notes or the related indentures, and the ABL Facility), or to which any of the property or assets of the Parent Company, the Company or any of their respective Subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Existing Instrument Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s and the Guarantors’ execution, delivery and performance of this Note Purchase Agreement, the Security Documents and the Intercreditor Agreements, as the case may be, and the issuance and delivery of the Notes, and consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Parent Company, the Company or any of their respective Subsidiaries, (ii) will not conflict with or constitute a breach of, or Existing Instrument Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Parent Company, the Company or any of their respective Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Existing Instrument Defaults or Liens as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Parent Company, the Company or any of their respective Subsidiaries, except for such violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or any Guarantor’s execution, delivery and performance of this Note Purchase Agreement, the Security Documents, or the Intercreditor Agreements, or the issuance and delivery of the Notes or consummation of the transactions contemplated hereby and thereby, except (A) such as have been obtained or made by the Company and the applicable Guarantor and are in full force and effect under the Securities Act or applicable securities laws of the several states of the United States or provinces of Canada, and (B) such filings and recordings as may be required to perfect the Liens granted to the Trustee in the Collateral. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of Indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such Indebtedness by the Parent Company, the Company or any of their respective Subsidiaries.

Section 2.12.    No Material Actions or Proceedings.

Except as otherwise previously disclosed in any filing made with the SEC by the Parent Company or in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened (i) against or affecting the Parent Company, the Company or any of their respective Subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Parent Company, the Company or any of their respective Subsidiaries and any such action, suit or proceeding, if determined adversely to the Parent Company, the Company or such Subsidiary, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Note Purchase Agreement. No labor dispute with the employees of the Parent Company, the Company or any of their respective Subsidiaries (a) exists or (b) to the best of the Company’s or any Guarantor’s knowledge, is threatened or imminent and, in each case, would reasonably be expected to result in a Material Adverse Change.

Section 2.13.    Intellectual Property Rights.

The Parent Company, the Company and their respective Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Neither the Parent Company, the Company nor any of their respective Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

Section 2.14.    All Necessary Permits, etc.

The Parent Company, the Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses, except the absence of which certificates, authorizations or permits which would not reasonably be expected to result in a Material Adverse Change, and neither the Parent Company, the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

Section 2.15.    Title to Properties.

The Parent Company, the Company and each of their respective Subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2.8 hereof, in each case free and clear of any Liens, except (i) for Permitted Liens and (ii) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Parent Company, the Company or such Subsidiary. The real property, improvements, equipment and personal property held under lease by the Parent Company, the Company or any of their respective Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made of such real property, improvements, equipment or personal property by the Parent Company, the Company or such Subsidiary.

Section 2.16.    Tax Law Compliance.

The Parent Company, the Company and their respective Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related assessment, fine or penalty levied against any of them, except to the extent that the failure of any of the foregoing to be true would, in the aggregate, not reasonably be expected to result in a Material Adverse Change. The Parent Company and the Company have made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 2.8 hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Parent Company, the Company or any of their respective Subsidiaries has not been finally determined.

Section 2.17.    Company and Guarantors Not “Investment Companies”.

Neither the Company nor any Guarantor is, or after receipt of payment for the Notes on the Issue Date and the application of the proceeds thereof will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (including the rules and regulations of the SEC promulgated thereunder), and will conduct its business in a manner so that it will not become subject to such Investment Company Act.

Section 2.18.    Insurance.

Each of the Parent Company, the Company and their respective Subsidiaries have insurance covering their respective properties, which insurance is in amounts and covers such losses and risks as are customary for businesses in similar industries. Neither the Parent Company nor the Company has received notice from any insurer or agent of such insurer that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

Section 2.19.    Solvency.

Immediately after the Issue Date, the Parent Company, the Company and the Guarantors, on a consolidated basis, will be Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

Section 2.20.    Compliance with Sarbanes-Oxley.

The Parent Company, the Company and their respective Subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder).

Section 2.21.    Accounting Systems.

The Parent Company, the Company and their respective Subsidiaries maintain a system of internal accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 2.22.    Disclosure Controls and Procedures.

The Parent Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Parent Company and its Subsidiaries is made known to the chief executive officer and chief financial officer of the Parent Company by others within the Parent Company, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Parent Company’s auditors and the Board of Directors of the Parent Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Parent Company’s or the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Parent Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Section 2.23.    Regulations T, U and X.

Neither the Company nor any Guarantor nor any of their respective Subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Section 2.24.    Compliance with and Liability under Environmental Laws.

Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Parent Company, the Company and their respective Subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Parent Company, the Company or their respective Subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Parent Company, the Company nor any of their respective Subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Parent Company, the Company or any of their respective Subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Parent Company or the Company has received written notice, and no written notice by any person or entity that has been received by the Parent Company or the Company alleging actual or potential liability on the part of the Parent Company, the Company or any of their respective Subsidiaries pursuant to any Environmental Law pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened against the Parent Company, the Company or any of their respective Subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Parent Company, the Company or any of their respective Subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Parent Company, the Company nor any of their respective Subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no Lien has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Parent Company, the Company or any of their Subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences at any facility or property owned, operated or leased by the Parent Company, the Company or any of their Subsidiaries, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Parent Company, the Company or any of their respective Subsidiaries, including without limitation, any such liability which the Parent Company, the Company or any of their respective Subsidiaries has retained or assumed either contractually or by operation of law. For purposes of this Note Purchase Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

Section 2.25.    ERISA Compliance.

Except as would not reasonably be expected to cause a Material Adverse Change:

(a)    The Parent Company, the Company and their respective Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Parent Company, the Company, their respective Subsidiaries or their ERISA Affiliates (as defined below) (an “Employee Benefit Plan”), other than a Multiemployer Plan, are in compliance with ERISA;

(b)    To the knowledge of the Company and the Guarantors, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Parent Company, the Company, their respective Subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with ERISA;

(c)    No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan (other than any reportable event for which notice has been waived or for which notice was timely filed) in connection with the offering and the sale of the Notes;

(d)    Neither the Parent Company, the Company, their respective Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Benefit Plan (except as otherwise previously disclosed in any filing made with the SEC by the Parent Company or in the Offering Memorandum), or (B) Section 430(k), 4971, 4975 or 4980B of the Code; and

(e)    Each Employee Benefit Plan that is intended to be qualified under Section 401 of the Code (A) has received (or is entitled to rely upon) a favorable IRS determination letter as to its qualified status, or (B) was adopted by means of a prototype plan that has received a favorable IRS opinion letter on which the plan sponsor is entitled to rely, and nothing has occurred, whether by action or failure to act, which would adversely affect such determination. The term “ERISA Affiliate” means, with respect to the Parent Company, the Company or a Subsidiary, any member of any group of organizations described in Section 414(b) or (c) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Parent Company, the Company or such Subsidiary is a member.

Section 2.26.    No Unlawful Payments.

Neither the Parent Company nor any of its Subsidiaries, nor, to the knowledge of the Company and each of the Guarantors, any director, officer or employee, agent, affiliate or other person acting on behalf of the Parent Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Parent Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure compliance with all applicable anti-bribery and anti-corruption laws.

Section 2.27.    Compliance with Money Laundering Laws.

The operations of the Parent Company and its Subsidiaries are and have been conducted for the past five years in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and all applicable money laundering statutes of all jurisdictions where the Parent Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

Section 2.28.    No Conflicts with Sanctions Laws.

Neither the Parent Company nor any of its Subsidiaries, nor, to the knowledge of the Company or any of the Guarantors, any director, officer, employee, agent, affiliate is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent Company or any of its Subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Parent Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Parent Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Section 2.29.    Collateral.

The Company and the Guarantors collectively own, have rights in or have the power to transfer rights in the Collateral, free and clear of any Liens other than Permitted Liens.

Section 2.30.    Stock Options.

With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Parent Company, the Company and their respective Subsidiaries (the “Company Stock Plans”), the Parent Company has not knowingly granted, and there is no and has been no policy or practice of the Parent Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Parent Company or their respective Subsidiaries or their results of operations or prospects.

Section 2.31.    Material Business Operations.

None of the Guarantors (other than the Parent Company and the Subsidiaries of the Parent Company set forth in Schedule II hereto) has any material business operations.
ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
Each Purchaser represents and warrants to the Parent Company on the Issue Date that:
Section 3.1.    Organization, Existence and Good Standing.

Such Purchaser is duly organized and is validly existing and in good standing under the laws pursuant to which it was formed, and has all requisite corporate power and corporate authority to carry on its businesses as now conducted and as presently proposed to be conducted.

Section 3.2.    Authorization.

Such Purchaser has full power and authority to execute and deliver this Note Purchase Agreement, and to carry out the provisions of this Note Purchase Agreement. Any and all corporate or partnership action on the part of such Purchaser necessary for the authorization, execution and delivery of this Note Purchase Agreement and the performance of all obligations of such Purchaser hereunder has been taken. This Note Purchase Agreement has been duly and validly executed and delivered and constitutes, assuming due execution and delivery by the other parties hereto of this Note Purchase Agreement, a valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.3.    Receipt of Information.

Such Purchaser believes it has received all the information such Purchaser considers necessary or appropriate for deciding whether to purchase its Note. Such Purchaser further represents that such Purchaser has had an opportunity to ask questions and receive answers from the Parent Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects and financial condition of the Parent Company and to request and obtain additional information (to the extent the Parent Company possessed such information or could acquire it without unreasonable effort or expense). The foregoing, however, does not limit or modify the representations and warranties of the Parent Company and the Company in Article II of this Note Purchase Agreement or the right of such Purchaser to rely thereon.

Section 3.4.    Investment Experience.

Such Purchaser confirms that it has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of an investment in the Notes and of making an informed investment decision and understands that: this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment; the purchase of the Notes by such Purchaser hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment; there are substantial restrictions on the transferability of, and there will be no public market for, the Notes, and accordingly, it may not be possible for such Purchaser to liquidate its investment in case of emergency; and this Note Purchase Agreement and the other Note Purchase Documents create a complex set of rights and obligations of such Purchaser.

Section 3.5.    Qualifications of Purchasers.

Such Purchaser is an “Accredited Investor” as such term is defined in Rule 501(a) under the Securities Act (without reliance on Rule 501(a)(4) thereof). Such Purchaser is not a “Bad Actor” within the meaning of Rule 506 of the Securities Act.

Section 3.6.    Restricted Securities.

Such Purchaser understands that the Notes may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering the Notes or an available exemption from registration under the Securities Act, the Notes must be held indefinitely. Such Purchaser understands that the Notes will carry legends required by law. In particular, such Purchaser is aware that the Notes may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

Section 3.7.    ERISA.

Such Purchaser represents that (a) it is not and will not be (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA (ii) a plan subject to Section 4975 of the Code (each of (i) and (ii), a “Plan”), or (iii) an entity holding the assets of or acting on behalf of a Plan, or (b) its acquisition, holding and disposition of the Notes does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

ARTICLE IV
COVENANTS

The Company and each Guarantor hereby agrees that, so long as the Notes are outstanding:

Section 4.1.    Payment of Notes.

(a)    The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided herein and in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company hereby authorizes and directs the Trustee, from the amounts paid to it hereunder, to (and the Trustee agrees that it shall) make or cause to be made all payments on the Notes in accordance with the terms thereof. Such payments shall be made to the Noteholders in accordance with the terms of the Notes and the provisions contained in this Note Purchase Agreement. All interest payments in respect of the Notes will be made by the Trustee on the relevant interest payment date (as set forth in the Notes) to the Noteholders in whose names the Notes are registered at the close of business (in New York City) on the record date specified in the Notes next preceding the interest payment date or such other date as is provided in the Notes.

(b)    If any principal of or interest on the Notes or any other amounts payable by the Company hereunder or under the Notes is not paid when due, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on such overdue principal amount at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful from and including such due date to but excluding the date paid; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. All such interest payable pursuant to this clause (b) shall be payable on demand.

Section 4.2.    Compliance Certificate.

(a)    The Company and the Guarantors shall deliver to the Trustee and the Noteholders, within 90 days after the end of the fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under the Note Purchase Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in the Note Purchase Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of the Note Purchase Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto).

(b)    Each of the Company and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee and the Noteholders, forthwith upon any Officer of the Company or any Guarantor becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.3.    Taxes.

The Parent Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Noteholders.

Section 4.4.    Stay, Extension and Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Note Purchase Documents; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Noteholders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.5.    Change of Control.

(a)    If a Change of Control occurs, unless the Company has exercised its right to redeem all or a portion of the Notes pursuant to Section 2(c) of the Notes, each Noteholder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Noteholder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer a “Change of Control Payment” in cash equal to 100% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase.

(b)    Within 30 days following any Change of Control, the Company (or at the request of the Company, the Trustee) shall send to each Noteholder (with a copy to Trustee, or the Company, as applicable) at such Noteholder’s address appearing in Section 9.3 hereof or such address provided in writing by such Noteholder to the Trustee, a notice stating:

(i)    that a Change of Control has occurred and a Change of Control Offer is being made pursuant to Section 4.5 of this Note Purchase Agreement and that all

Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment;

(ii)    the Change of Control Payment and the repurchase date (the “Change of Control Payment Date”), which date shall be, subject to any contrary requirements of applicable law, a Business Day no later than 60 days from the date such notice is mailed or delivered;

(iii)    the circumstances giving rise to the Change of Control;

(iv)    the procedures that Noteholders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that the Noteholders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment; and

(v)    that on and after the Change of Control Payment Date, interest shall cease to accrue on the Notes or portions of the Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent the provisions of any securities laws are applicable in connection with such repurchase of the Notes and are inconsistent with the terms of this Note Purchase Agreement, the Company will not be deemed to have breached this covenant by complying with such laws.

(c)    On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)    pay to the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)    upon surrender of any original Notes to the Trustee or the Company, deliver to the Trustee a new Note for each relevant Noteholder in a principal amount equal to any unpurchased outstanding portion of such surrendered Notes, if any.

(d)    The Company shall deposit with the Trustee on or prior to the Change of Control Payment Date, and the Trustee will promptly on the Change of Control Payment Date pay to each Noteholder of Notes so tendered, the Change of Control Payment for such Notes, and the Trustee will promptly on the Change of Control Payment Date mail to each such Noteholder the new Note issued by the Company for the unpurchased outstanding portion of the relevant Notes surrendered, if any.

(e)    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Note Purchase Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.6.    Asset Sales.

The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)    the Parent Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets or Equity Interests issued or sold or otherwise disposed of;

(b)    at least 75% of the Net Proceeds received by the Parent Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(i)    any liabilities (as shown on the Parent Company’s or such Restricted Subsidiary’s most recent balance sheet), of the Parent Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Parent Company or such Restricted Subsidiary from further liability;

(ii)    any securities, notes or other obligations received by the Parent Company or any such Restricted Subsidiary from such transferee that are converted by the Parent Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days following the closing of such Asset Sale; and

(iii)    any Designated Noncash Consideration received by the Parent Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Parent Company), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (A) $75 million and (B) five percent (5%) of the total assets of the Parent Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Parent Company and determined in accordance with GAAP (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other purpose; and

(c)    If such Asset Sale involves the disposition of Collateral, the Parent Company or such Subsidiary has complied with the provisions of the Note Purchase Documents.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Parent Company or a Restricted Subsidiary must apply such Net Proceeds:

(a)    to be reinvested in the business of the Parent Company or a Restricted Subsidiary and to the extent that the assets that were the subject of such Asset Sale constituted Collateral such replacement assets shall be required to constitute Collateral; provided that if the Parent Company or a Restricted Subsidiary enters into a binding agreement to acquire such assets within such 360 day period, such Net Proceeds shall be deemed to have been applied pursuant to this clause (a) so long as such Net Proceeds are applied to acquire such assets within 180 days following such 360th day;

(b)    in the case of an Asset Sale involving ABL Priority Collateral, to repay ABL Obligations (and/or, to the extent permitted under the terms of the ABL Facility and the New Note Intercreditor Agreement, to make an offer to repurchase the Notes), and, in the case of ABL Obligations that are revolving obligations, permanently reduce the commitments with respect thereto; or

(c)    to make an offer to purchase the Senior Priority Notes at 100% of principal amount, plus accrued and unpaid interest, if any, and if applicable, (x) in the case of Net Proceeds from Collateral, to make an offer to the holders of other Permitted Additional Pari Passu Obligations and (y) in the case of any other Net Proceeds, to make an offer to the holders of other Indebtedness of the Company that ranks pari passu with the Senior Priority Notes (the “Other Debt”), in either case (x) and (y) that by its terms requires the Parent Company or any of its Restricted Subsidiaries to make an offer to purchase such Permitted Additional Pari Passu Obligations or Other Debt, as applicable, upon consummation of an Asset Sale, to purchase such Permitted Additional Pari Passu Obligations or Other Debt, as applicable, on a pro rata basis with the Senior Priority Notes in accordance with the Senior Priority Notes Indenture.

Any Net Proceeds that remain following compliance by the Company with its obligations set forth in the second paragraph of this Section 4.6 may be used for any purpose not otherwise prohibited by the Note Purchase Documents.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings.

Section 4.7.    Restricted Payments.

The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)    declare or pay any dividend or make any other payment or distribution on account of the Parent Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent Company or to the Parent Company or a Restricted Subsidiary);

(b)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent Company) any Equity Interests of the Parent Company or any direct or indirect parent of the Parent Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Parent Company or any Restricted Subsidiary);

(c)    make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Specified Indebtedness (other than any Specified Indebtedness owing to the Parent Company or a Restricted Subsidiary), except a payment of principal (or purchase, redemption, defeasance or other acquisition or retirement for value) within one year of the Stated Maturity thereof; or

(d)    make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)    the Parent Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which internal financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.8(a); and

(iii)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) of the next succeeding paragraph), is less than the sum, without duplication, of:

(A)    50% of the Consolidated Net Income (or, in each case such Consolidated Net Income is a deficit, minus 100% of such deficit) of the Parent Company since the first day of the fiscal quarter following the fiscal quarter in which the Issue Date occurs, plus

(B)    the aggregate net cash proceeds received by the Parent Company after the Issue Date from the sale of Equity Interests or any Indebtedness that is convertible into Capital Stock (other than Disqualified Stock) of the Parent Company or any direct or indirect parent of the Parent Company and has been so converted, plus

(C)    the aggregate cash and the fair market value, as determined in good faith by the Board of Directors of the Parent Company, of property and marketable securities received by the Parent Company as capital contributions on and after the Issue Date, plus

(D)    100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Parent Company, of property and marketable securities, in each case, received on and after the Issue Date by means of (A) the sale or other disposition (other than of the Parent Company or a Restricted Subsidiary) of Restricted Investments made by the Parent Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Parent Company or its Restricted Subsidiaries and repayments of loan advances which constitute Restricted Investments by the Parent Company or its Restricted Subsidiaries or (B) the sale (other than to the Parent Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

(E)    the lesser of (x) the fair market value of the Parent Company’s and its Restricted Subsidiaries’ Investments in any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary at the time of such redesignation and (y) the amount of such Investments that were treated as Restricted Investments, plus

(F)    $50 million.

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(i)the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, such dividend or redemption payment would have complied with the provisions of the Note Purchase Documents (provided that the date of such declaration or notice shall be treated as the date on which such Restricted Payment shall have been made);

(ii)    the repurchase, redemption, defeasance, retirement or other acquisition of any Specified Indebtedness or of any Equity Interests of the Parent Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent Company) of, Equity Interests (other than Disqualified Stock) of the Parent Company or Equity Interests of any direct or indirect parent company of the Parent Company (to the extent such net cash proceeds are contributed to the Parent Company);

(iii)    the redemption, repurchase, defeasance, retirement or other acquisition of Specified Indebtedness in exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

(iv)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of any class of its Equity Interests on a pro rata basis;

(v)    the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent Company or any Restricted Subsidiary held by any member of the Parent Company’s (or any of its Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10 million in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding year, not to exceed an aggregate of $20 million in any calendar year);

(vi)    the repurchase of Equity Interests deemed to occur (x) upon the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or are surrendered to the Parent Company or any Restricted Subsidiary in satisfaction of the obligation of the holder thereof to pay withholding or other taxes or (y) upon the vesting or settlement of Equity Interests to the extent such Equity Interests are surrendered to the Parent Company or any Restricted Subsidiary in satisfaction of the obligation of the holder thereof to pay withholding or other taxes;

(vii)    in the event of a Change of Control, the payment, purchase, redemption, defeasance or other acquisition or retirement of any Specified Indebtedness, in each case, at a purchase price not greater than 101% (unless such excess amount is an otherwise permitted Restricted Payment) of the principal amount of such Specified Indebtedness, plus any accrued and unpaid interest thereon to the date of purchase; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company or such Guarantor (or a third-party to the extent permitted by the Note Purchase Documents) shall have made a Change of Control Offer as a result of such Change of Control and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(viii)    in the event the Company has made an offer to purchase the Senior Priority Notes pursuant to (x) clause (c) of the second paragraph of Section 4.6 with any Net Proceeds or (y) Section 4.16(c) with any Net Loss Proceeds, the payment, purchase, redemption, defeasance or other acquisition or retirement of any Specified Indebtedness, in each case, with any remaining amount of such Net Proceeds or Net Loss Proceeds at a purchase price not greater than 100% (unless such excess amount is an otherwise permitted Restricted Payment) of the principal amount of such Specified Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company shall have purchased all Senior Priority Notes required to be purchased by it with such Net Proceeds or Net Loss Proceeds pursuant to such provisions;

(ix)    the making of any Restricted Investment, directly or indirectly, out of the net cash proceeds of substantially concurrent sales (other than to a Subsidiary) of Equity Interests of the Parent Company or any direct or indirect parent of the Parent Company (to the extent such net cash proceeds are contributed to the Parent Company);

(x)    the repurchase, redemption, retirement or other acquisition of (i) minority Equity Interests of any Person that is a Restricted Subsidiary that were issued to the former owners of such Person (or not acquired from the former owners of such Person originally), or to the former owners of any division or line of business acquired by such Restricted Subsidiary, in an acquisition transaction pursuant to which such Person became a Restricted Subsidiary or such Restricted Subsidiary acquired such division or line of business, (ii) any Indebtedness issued to the former owners of a Person (or to the former owners of a division or line of business) in an acquisition transaction pursuant to which such Person became a Restricted Subsidiary (or such division or line of business was acquired by the Parent Company or a Restricted Subsidiary) and/or (iii) any Equity Interests of the Parent Company issued to the former owners of a Person (or to the former owners of a division or line of business) in an acquisition transaction pursuant to which such Person became a Restricted Subsidiary (or such division or line of business was acquired by the Parent Company or a Restricted Subsidiary), in the case of this subclause (iii), for consideration not to exceed the fair market value of such Equity Interests on the date of consummation of such acquisition; and

(xi)    in the event the Company makes an offer to purchase the Notes pursuant to (x) clause (b) of the second paragraph of Section 4.6 with any Net Proceeds or (y) Section 4.16(b) with any Net Loss Proceeds, the payment, purchase, redemption, defeasance or other acquisition or retirement of any Specified Indebtedness, in each case, with any remaining amount of such Net Proceeds or Net Loss Proceeds at a purchase price not greater than the percentage purchase price offered in respect of the Notes (unless such excess amount is an otherwise permitted Restricted Payment) of the principal amount of such Specified Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company shall have purchased all Notes required to be purchased by it with such Net Proceeds or Net Loss Proceeds pursuant to such provisions.

(e)    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant and that have a fair market value in excess of $15 million shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee (for further distribution to the Noteholders). For purposes of determining compliance with this Section 4.7, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (i) through (x) above, or is entitled to be made pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.7.

Section 4.8.    Incurrence of Indebtedness.

(a)    The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Parent Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio of the Parent Company for the Parent Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b)    Section 4.8(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)    the incurrence by the Parent Company and any Restricted Subsidiary of Indebtedness under the ABL Facility (including amounts outstanding on the Issue Date) or Permitted Additional Pari Passu Obligations; provided that the aggregate principal amount of all Indebtedness permitted by this clause (i), including the aggregate outstanding principal amount of the Notes, at any one time outstanding does not exceed $250 million less any repayments actually made thereunder with the Net Proceeds of Asset Sales in accordance with clause (b) of the second paragraph of Section 4.6; provided, further, that

(A)    the Company will not request or allow any increase in the commitments of the lenders under the ABL Facility to an amount in excess of $190 million without the prior consent of the Majority Noteholders; and

(B)    any portion of such $250 million basket referred to above which is in excess of the sum of (A) the outstanding principal amount of the Notes and (B) the unused commitments and outstanding principal amount under the ABL Facility, may be used solely to incur unsecured Indebtedness;

(ii)    the incurrence by the Parent Company and its Restricted Subsidiaries of Existing Indebtedness outstanding on the Issue Date (excluding amounts described in clauses (i) and (iii) of this paragraph);

(iii)    the incurrence by the Company and the Guarantors of (x) Indebtedness represented by the Notes and the Note Guarantees outstanding on the Issue Date, (y) Indebtedness represented by the Senior Priority Notes and the related Guarantees issued on the Issue Date and (z) Indebtedness represented by the Junior Priority Notes and the related Guarantees outstanding on the Issue Date;

(iv)    the incurrence by the Parent Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Parent Company or such Restricted Subsidiary, in an aggregate principal amount (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv)) not to exceed $50 million at any time outstanding;

(v)    the incurrence by the Parent Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, defease, discharge or replace, Indebtedness (other than intercompany Indebtedness) that is permitted by this Note Purchase Agreement to be incurred under Section 4.8(a) or clause (ii), (iii), (iv) or (ix) of this Section 4.8(b);

(vi)    the incurrence by the Parent Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent Company and any of its Restricted Subsidiaries; provided, however, that

(A)    if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to or held by a Restricted Subsidiary that is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee of such Guarantor, in the case of a Guarantor; and

(B)    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)    the incurrence by the Parent Company or any of its Restricted Subsidiaries of (a) Hedging Obligations that are incurred for the purpose of hedging interest rate risk with respect to any Indebtedness that is permitted by the Note Purchase Documents to be outstanding and (b) other Hedging Obligations incurred in the ordinary course of business;

(viii)    the guarantee by the Parent Company or any of its Restricted Subsidiaries of Indebtedness of the Parent Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.8;

(ix)    the incurrence by the Parent Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accrued value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ix), not to exceed $75 million;

(x)    the incurrence by the Parent Company or any of its Restricted Subsidiaries of Indebtedness in respect of judgment, appeal, surety, performance and other like bonds, bankers acceptances and letters of credit provided by the Parent Company and its Restricted Subsidiaries in the ordinary course of business (including any similar Indebtedness incurred to refinance, retire, renew, defease, refund, discharge or otherwise replace any Indebtedness referred to in this clause (x)); and

(xi)    indebtedness incurred by the Parent Company or any of its Restricted Subsidiaries arising from agreements or their respective bylaws providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing the performance of the Parent Company or any of its Restricted Subsidiaries to any Person acquiring all or a portion of the business or assets of the Parent Company or a Restricted Subsidiary.

(c)    For purposes of determining compliance with this Section 4.8, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(i) through (b)(xi) above, or is entitled to be incurred pursuant to clause (a) of this Section 4.8, the Parent Company shall be permitted to classify (or later reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.8 and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, as designated by the Parent Company. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.8.

Section 4.9.    Liens.

The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset or property now owned or hereafter acquired except Permitted Liens.
Section 4.10.    Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)    The Parent Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:
(i)pay dividends or make any other distributions or pay Indebtedness to the Parent Company or any of the Parent Company’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Parent Company or any of the Parent Company’s Restricted Subsidiaries;

(ii)make loans or advances to the Parent Company or any Restricted Subsidiary; or

(iii)transfer any of its properties or assets to the Parent Company or any Restricted Subsidiary.

(b)    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(i)    agreements governing Existing Indebtedness (including, without limitation, agreements governing the ABL Facility, the Senior Priority Notes, the Junior Priority Notes and the Unsecured Notes) and other contractual encumbrances or restrictions in each case as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the Issue Date (as determined in good faith by the Parent Company);

(ii)    the Note Purchase Documents;

(iii)    applicable law, rule, regulation or order;

(iv)    any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Note Purchase Documents to be incurred and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreement or instrument, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements and instruments on the date of such acquisition;

(v)    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased;

(vi)    any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions, loans, advances or asset transfers by that Restricted Subsidiary pending its sale or other disposition;

(vii)    Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded (as determined in good faith by the Parent Company);

(viii)    any agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.8 hereof (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Noteholders than the encumbrances and restrictions contained in the Note Purchase Documents (as determined in good faith by the Parent Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Noteholders than is customary in comparable financings (as determined in good faith by the Parent Company) and either (x) the Parent Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(ix)    Liens securing Indebtedness otherwise permitted to be incurred under Section 4.9 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(x)    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(xi)    in the case of clause (iii) of Section 4.10(a) hereof, encumbrances or restrictions:

(A)    that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)    existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent Company or any Restricted Subsidiary not otherwise prohibited by the Note Purchase Documents, or

(C)    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent Company or any Restricted Subsidiary in any manner material to the Parent Company or any Restricted Subsidiary;

(xii)    customary restrictions on such loans, advances or transfers contained in agreements governing Permitted Investments properly made in accordance with the provisions of the Note Purchase Documents;

(xiii)    customary non-assignment provisions in leases, licenses and other commercial agreements entered into in the ordinary course of business; and

(xiv)    restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business.

Section 4.11.    Transactions with Affiliates.

The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(a)    such Affiliate Transaction is on terms that are no less favorable to the Parent Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Company or such Restricted Subsidiary with an unrelated Person; and

(b)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, the Parent Company delivers to the Trustee (for further distribution to the Noteholders) a resolution of the Board of Directors set forth in the Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, if any.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(a)    any employment agreement entered into by the Parent Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Parent Company or such Restricted Subsidiary;

(b)    indemnification agreements permitted by law entered into by the Parent Company or any of its Restricted Subsidiaries with any of its Affiliates who are directors, employees or agents of the Parent Company or any of its Restricted Subsidiaries;

(c)    transactions between or among the Parent Company and/or its Restricted Subsidiaries;

(d)    payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Parent Company;

(e)    Restricted Payments that are permitted by Section 4.7 hereof;

(f)    payments or loans (or cancellation of loans) to employees or consultants of the Parent Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the disinterested directors of the Parent Company, if any, in good faith;

(g)    the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Parent Company, any of its direct or indirect parent companies or any Restricted Subsidiary;

(h)    transactions in which the Parent Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee and the Noteholders a letter from an accounting, appraisal or investment banking firm of national or regional standing stating that such transaction is fair to the Parent Company or such Restricted Subsidiary from a financial point of view;

(i)    any transaction that has been approved by a majority of the disinterested directors of the Parent Company as being fair to the Parent Company and its Restricted Subsidiaries;

(j)    any agreement, instrument or arrangement as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Noteholders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Parent Company);

(k)    the existence of, or the performance by the Parent Company or any of the Restricted Subsidiaries of its obligations under the terms of, any shareholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (k) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Noteholders in any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Parent Company; and

(l)    (i) any transaction contemplated by any Note Purchase Document, (ii) the 11.5% Notes Exchange and (iii) the existence of, or the performance by the Parent Company of any of its Restricted Subsidiaries of its obligations under, the terms of the 7.0% Notes Purchase Agreement and the Affiliate Exchange Agreements (as defined in the Offering Memorandum).

Section 4.12.    Additional Subsidiary Guarantees.

If after the Issue Date the Parent Company or any Restricted Subsidiary acquires or creates another North American Subsidiary (x) that is not the Company or an Excluded Subsidiary (or, if any such North American Subsidiary ceases to constitute an Excluded Subsidiary) and (y) which Guarantees the ABL Obligations then outstanding, then that newly acquired or created North American Subsidiary (or North American Subsidiary that ceases to constitute an Excluded Subsidiary) must become a Guarantor and execute a joinder agreement to this Note Purchase Agreement and the Intercreditor Agreements substantially in the form attached hereto as Exhibit B (the “Guaranty Joinder Agreement”) contemporaneously with the joinder agreement to the other agreements in connection with the ABL Facility. Upon execution and delivery by the Collateral Agent and any Person of a Guaranty Joinder Agreement, such Person shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein and each Intercreditor Agreement. The execution and delivery of any such Guaranty Joinder Agreement shall not require the consent of any other Guarantor hereunder or under each Intercreditor Agreement. The rights and obligations of each Guarantor hereunder and under each Intercreditor Agreement shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Note Purchase Agreement or each Intercreditor Agreement.

Additionally, any such additional Guarantor shall enter into a joinder agreement to the applicable Security Documents and take all actions required by such Security Documents or advisable in the opinion of the Company, as set forth in an Officers’ Certificate accompanied by an Opinion of Counsel to the Company delivered to the Trustee and the Noteholders, to cause the Notes Priority Liens created by the Security Documents to be duly perfected to the extent required by such agreements in accordance with all applicable law, including the filing of financing statements in the jurisdictions of incorporation or formation of the applicable Guarantor and in any event, consistent in form and substance with any joinder agreements to the security documents under the ABL Facility (other than any changes to reflect the differing lien priorities and subject to the last paragraph of Section 3.01 of the Security Agreement).

Section 4.13.    Limitations on Issuances of Guarantees of Indebtedness.

The Parent Company shall not permit any of its Restricted Subsidiaries that is not a Guarantor of the Notes, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or the Parent Company unless such Restricted Subsidiary simultaneously executes and delivers a Guarantee of the payment of the Notes by such Restricted Subsidiary to the same extent as such Guarantee of such other

Indebtedness, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness.

Notwithstanding the preceding paragraph, any Note Guarantee of the Notes shall provide by its terms that it shall, with respect to the applicable Subsidiary Guarantor, be automatically and unconditionally released and discharged under the circumstances described in Section 8.4 hereof.

Section 4.14.    Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Parent Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary or Person that becomes a Subsidiary through merger, amalgamation, arrangement or consolidation or otherwise) other than the Company or any direct or indirect parent of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default and the Subsidiary meets the definition of “Unrestricted Subsidiary.” If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Parent Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.7(d) or under one or more clauses of the definition of Permitted Investments, as determined by the Parent Company. That designation will only be permitted if such Restricted Payment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.15.    Reports.

(a)    Whether or not required by the SEC, so long as any Notes are outstanding, the Parent Company shall furnish to the Noteholders and the Trustee, within the time periods specified in the SEC’s rules and regulations:

(i)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if the Parent Company were required to file such Forms (other than financial statements of Affiliates of the Parent Company required by Rule 3-16 of Regulation S-X), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent Company’s certified independent accountants; and

(ii)    all current reports that would be required to be filed with the SEC on Form 8-K if the Parent Company were required to file such reports.

(b)    The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Guarantors separate from the financial condition and results of operations of the other Subsidiaries of the Company.

(c)    The filing of the reports above with the SEC shall satisfy the delivery obligations referred to above so long as such documents may be accessed by the public through the SEC’s website.

(d)    The Parent Company shall, at the written request of any Noteholder, furnish to such requesting Noteholder copies of: (i) a consolidated balance sheet of Parent Company and its Subsidiaries as at the end of the then most recent fiscal month, and the related consolidated statements of income or operations and cash flows for such fiscal month and for the portion of Parent Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and (ii) any reports or information delivered to the lenders under the ABL Facility pursuant to Section 6.02 thereof, in the case of each of clauses (i) and (ii), only to the extent previously provided to the lenders under the ABL Facility, and in the same format as delivered under the ABL Facility.

Delivery of reports, information and documents described herein to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Parent Company’s compliance with any of its covenants in this Note Purchase Agreement (including the covenant to timely file, post or deliver the documents described in this Section 4.15) (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate, unless, subject to Section 7.2(g), the Majority Noteholders have otherwise notified the Trustee of any non-compliance with such covenant in the manner provided in Section 9.3).

Section 4.16.    Event of Loss.

Within 360 days after the receipt of any Net Loss Proceeds from an Event of Loss, the Parent Company or the affected Restricted Subsidiary, as the case may be, must apply the Net Loss Proceeds:

(a)    to be reinvested in the business of the Parent Company or a Restricted Subsidiary and to the extent that the assets that were the subject of such Event of Loss constituted Collateral such replacement assets shall be required to constitute Collateral; provided that if the Parent Company or a Restricted Subsidiary enters into a binding agreement to acquire such assets within such 360 day period, such Net Loss Proceeds shall be deemed to have been applied pursuant to this clause (a) so long as such Net Loss Proceeds are applied to acquire such assets within 180 days following such 360th day;

(b)    in the case of an Event of Loss involving ABL Priority Collateral, to repay ABL Obligations (and/or, to the extent permitted under the terms of the ABL Facility and the New Note Intercreditor Agreement, to make an offer to repurchase the Notes), and, in the case of ABL Obligations that are revolving obligations, permanently reduce the commitments with respect thereto; or

(c)    to make an offer to purchase the Senior Priority Notes at 100% of principal amount, plus accrued and unpaid interest, if any, and if applicable, to make an offer to the holders of other Permitted Additional Pari Passu Obligations that by its terms requires the Parent Company or any of its Restricted Subsidiaries to make an offer to purchase such Permitted Additional Pari Passu Obligations upon an Event of Loss, to purchase such Permitted Additional Pari Passu Obligations on a pro rata basis with the Senior Priority Notes, in each case, in accordance with the Senior Priority Notes Indenture.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to clause (c) above. To the extent that the provisions of any applicable securities laws or regulations are applicable in connection with the repurchase of the Notes and conflict with the Event of Loss provisions of this Note Purchase Agreement, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Event of Loss provisions of this Note Purchase Agreement by virtue of such compliance.

Any Net Loss Proceeds that remain following compliance by the Company with its obligations set forth in the first paragraph of this Section 4.16 may be used for any purpose not otherwise prohibited by the Note Purchase Documents.

Pending the final application of any Net Loss Proceeds, the Company may temporarily reduce revolving credit borrowings.

Section 4.17.    Further Assurances.

The Parent Company will, and will cause each of its existing and future Restricted Subsidiaries to, at their expense, comply with the requirements of the Security Documents. The Company agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the Lien of the Secured Parties on the Collateral, and to promptly deliver a file stamped copy of each such financing statement or other evidence of filing to the Trustee. Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with the Collateral.

Section 4.18.    Prepayment Conditions for Required Exchangeable Notes Purchase.

So long as the Purchaser Advisor or any of its Affiliates or Managed Funds is a Noteholder, the Company shall maintain sufficient “Availability” (as defined in the ABL Facility) under the ABL Facility on and for a reasonable period of time prior to January 31, 2017 to meet the “Prepayment Conditions” (as defined in the ABL Facility) required for consummation of the Required Exchangeable Notes Purchase on January 31, 2017.

Section 4.19.    Post-Closing Covenant.
(a)    Within one hundred twenty (120) days after the Issue Date or such longer period as agreed to by the Majority Noteholders (notice of which shall be promptly given by the Majority Noteholders to the Collateral Agent), deliver to the Collateral Agent the following items (unless the requirement for any such item is waived by the Majority Noteholders (notice of which shall be promptly given by the Majority Noteholders to the Collateral Agent) due to costs that are excessive in relation to the benefits afforded thereby or on such other basis as the Majority Noteholders may determine):

(i)    deeds of trust, trust deeds, deeds to secure debt and mortgages (other than leasehold mortgages and leasehold deeds of trust), in form consistent with such documents delivered under the ABL Facility (other than (x) any changes to reflect the differing lien priorities and (y) changes in applicable law since the date of such documents delivered under the ABL Facility) and covering the properties (other than any property that is sold in any transaction otherwise permitted under the Note Purchase Documents and the ABL Facility prior to the end of such 120 day period) identified to be mortgaged on Schedule 2.02(a) to the Perfection Certificate (together with the assignments of leases and rents contained therein and each other mortgage delivered pursuant to Section 4.12, in each case as amended, the “Mortgages”), duly executed by the Company or appropriate Guarantor, as applicable;

(ii)    evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices for which such real property mortgages have been filed or recorded under the ABL Facility on the property described therein in favor of the Collateral Agent (for the benefit of itself and the Noteholders) and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid (or that arrangements for the payment thereof satisfactory to the Purchaser Advisor have been made);

(iii)    with respect to each Mortgage a title search dated contemporaneous with the delivery of such Mortgage conducted by a title insurance company in the case of such Mortgage which reflects that the Mortgaged Property subject to such Mortgage is free and clear of all defects and encumbrances other than Liens set forth on Schedule 1.03 to the Perfection Certificate and Liens otherwise permitted by Section 4.9;

(iv)    evidence of the insurance required by the terms of the Mortgages; and

(v)    evidence that all other action that the Majority Noteholders may deem necessary or desirable in order to create valid first and subsisting Liens (subject only to Liens set forth on Schedule 1.03 to the Perfection Certificate and Liens otherwise permitted by Section 4.9) on the property described in the Mortgages has been taken.

(b)    Within thirty (30) days after the recording of each Mortgage delivered pursuant to Section 4.12, 4.17 or 4.19(a) or such longer period as agreed to by the Majority Noteholders (notice of which shall be promptly given by the Majority Noteholders to the Collateral Agent), a confirmatory lien search conducted by a title insurance company in the case of such Mortgage which reflects that such Mortgage was duly recorded and that the Mortgaged Property subject to such Mortgage was free and clear of all defects and encumbrances other than

Liens set forth on Schedule 1.03 to the Perfection Certificate and Liens otherwise permitted by Section 4.9 as of the date of such recording.

(c)    If any Event of Default shall have occurred and be continuing, promptly following written request by the Trustee (given at the direction of the Majority Noteholders), deliver to the Collateral Agent the following items with respect to each Mortgage delivered pursuant to Section 4.12, 4.17 or 4.19(a) hereof or the applicable Mortgaged Property:

(i)    fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”) in form and substance, with endorsements (other than zoning, creditors rights and environmental) and in amounts reasonably acceptable to the Majority Noteholders (but in any event not greater than the fair market value of the applicable Mortgaged Property, as reasonably determined by the Company), issued, coinsured and reinsured by title insurers reasonably acceptable to the Majority Noteholders, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Majority Noteholders may deem necessary or desirable;

(ii)    American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Majority Noteholders by a land surveyor duly registered and licensed in the States, provinces or territories in which the property described in such surveys is located and acceptable to the Majority Noteholders, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Majority Noteholders or that do not materially adversely affect the value of the applicable Mortgaged Property;

(iii)    Phase I environmental site assessments as to the properties described in the Mortgages, in form and substance and from professional firms reasonably acceptable to the Majority Noteholders; and

(iv)    an appraisal of each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

The Collateral Agent may conclusively assume that any item delivered to it pursuant to this Section 4.19(c) is reasonably acceptable to the Majority Noteholders unless the Collateral Agent has otherwise received written notice to the contrary with respect to any such item by the Majority Noteholders.

Section 4.20.    Offer to Purchase by Application of Net Proceeds.

In the event that, pursuant to Section 4.6 or 4.16 hereof, the Company shall be required to commence an offer to all Noteholders to purchase Notes (an “Offer”), it shall follow the procedures specified below:

(a)    The Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). Promptly after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.6 or 4.16, as the case may be, hereof (the “Offer Amount”) or, if less than the Offer Amount of Notes have been tendered, all Notes tendered in response to the Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(b)    If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Noteholders who tender Notes pursuant to the Offer.

(c)    Upon the commencement of an Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Noteholders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Noteholders to tender Notes pursuant to the Offer. The Offer shall be made to all Noteholders. The notice, which shall govern the terms of the Offer, shall state:

(i)    that the Offer is being made pursuant to this Section 4.20 and Section 4.6 or 4.16, as the case may be, hereof and the length of time the Offer shall remain open;

(ii)    the Offer Amount, the purchase price and the Purchase Date and, if the Company or any Restricted Subsidiary is required to and does make an offer to holders of Other Debt as contemplated by clause (c) of Section 4.6, the notice shall state that fact, that the Offer Amount will be reduced to the extent that the aggregate amount of Notes and Other Debt required to be purchased pursuant to such other Offer exceeds the Offer Amount so that the Notes and such Other Debt are purchased on a pro rata basis (subject to clause (viii) below), and that the amount of such reduction will not be known until the expiration of such other offer, which shall not be later than the expiration of the Offer Period;

(iii)    that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(iv)    that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer shall cease to accrete or accrue interest after the Purchase Date;

(v)    the procedures that the Noteholders must follow in order to tender their Notes (or portions thereof) for payment;

(vi)    that Noteholders electing to have a Note purchased pursuant to any Offer shall be required to surrender the Note, with the form entitled “Option of Noteholder to Elect Purchase” on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)    that Noteholders shall be entitled to withdraw their election with respect to all or any portion of any Note if the Company, such depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of the Note the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have all or the portion of such Note stated in such facsimile transmission or letter purchased;

(viii)    that, if the aggregate principal amount of Notes surrendered by Noteholders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or $1,000 integral multiples thereof, shall be purchased); and

(ix)    that Noteholders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased outstanding portion of the Notes surrendered.

(d)    On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary to comply with clauses (c)(ii) and (c)(viii) above, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.20. The Company, the depositary noted above or the Paying Agent, as the case may be, shall promptly mail or deliver by wire transfer to each tendering Noteholder an amount equal to the purchase price of the Notes tendered by such Noteholder and accepted by the Company for purchase, and the Company shall, upon such Noteholder’s surrender of its existing original Note to the Trustee or the Company, promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Noteholder, in a principal amount equal to any unpurchased outstanding portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Noteholder thereof. The Company shall publicly announce the results of the Offer on the Purchase Date.

(e)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to clause (c)(iii) above. To the extent that the provisions of any securities laws or regulations are applicable in connection with the repurchase of the Notes and conflict with this Section 4.20, the

Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Note Purchase Agreement by virtue of such compliance.

Section 4.21.    Maintenance of Office or Agency.

(a)    The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Note Purchase Agreement may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

(c)    The Company hereby designates the office of The Bank of New York Mellon, as one such office or agency of the Company in accordance with Section 1.5.

ARTICLE V
SUCCESSORS

The Company and each Guarantor hereby agrees that, so long as the Notes are outstanding:

Section 5.1.    Successors.

The Company may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving Person); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a)    either: (i) the Company is the surviving Person; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)    the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, expressly assumes all the obligations of the Company under the Notes, this Note Purchase Agreement and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee and the Majority Noteholders;

(c)    immediately after such transaction no Default or Event of Default exists;

(d)    the Collateral owned by or transferred to the surviving entity shall (a) continue to constitute Collateral under this Note Purchase Agreement and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of itself and the Noteholders, and (c) not be subject to any Lien other than Permitted Liens;

(e)    the property and assets of the Person which is merged or consolidated with or into the surviving entity, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the surviving entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Note Purchase Agreement; and

(f)    the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer conveyance or other disposition has been made, shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.8(a).

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Sections 5.1(c) and (f) shall not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

Section 5.2.    Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Note Purchase Documents referring to the “Company” shall refer instead to the successor Person and not to the Company, and may exercise every right and power of the Company under the Note Purchase Documents with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets that meets the requirements of Section 5.1 hereof.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.1.    Events of Default.

Each of the following is an “Event of Default”:

(a)    default for fifteen (15) days in the payment when due of interest on the Notes;

(b)    default in payment when due of the principal of or premium, if any, on the Notes;

(c)    failure by the Parent Company or any of its Restricted Subsidiaries to comply with the provisions described under Sections 4.5 and 5.1 hereof;

(d)    failure by the Parent Company or any of its Restricted Subsidiaries to comply with any of the other agreements in this Note Purchase Agreement for sixty (60) days after notice to the Parent Company by the Trustee or the Majority Noteholders;

(e)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(i)    is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(ii)    results in the acceleration of such Indebtedness prior to its express maturity; and

(iii)    in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35 million or more;

(f)    failure by the Parent Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $35 million, which judgments are not paid, discharged or stayed within sixty (60) days following entry of judgment;

(g)    except as permitted by this Note Purchase Agreement, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(h)    the Parent Company, the Company or any of the Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i)    commences a voluntary case,

(ii)    consents to the entry of an order for relief against it in an involuntary case,

(iii)    consents to the appointment of a custodian of it or for or substantially all of its property,

(iv)    makes a general assignment for the benefit of its creditors, or

(v)    generally is not paying its debts as they become due; or

(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)is for relief against the Parent Company, the Company or any of the Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii)appoints a custodian of the Parent Company, the Company or any of the Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Parent Company, the Company or any of the Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(iii)orders the liquidation of the Parent Company, the Company or any of the Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for sixty (60) consecutive days;

(j)    (i) with respect to any Collateral having a fair market value in excess of $10.0 million, individually or in the aggregate, (A) any default or breach by the Company or any Guarantor in the performance of its obligations under the Note Purchase Documents which adversely affects in any material respect the condition or value of the Collateral or the enforceability, validity, perfection or priority of the Liens on the Collateral, taken as a whole, and continuance of such default or breach for a period of 60 days after written notice thereof by the Trustee or the Majority Noteholders, or (B) any security interest created under the Note Purchase Documents is declared invalid or unenforceable by a court of competent jurisdiction or (ii) the Company or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable; or

(k)    So long as the Purchaser Advisor or any of its Affiliates or Managed Funds is a Noteholder, failure to consummate the Required Exchangeable Notes Purchase on or prior to February 10, 2017 or such later date as may be agreed with the Purchaser Advisor.

Section 6.2.    Acceleration.

If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.1 hereof with respect to the Company) occurs and is continuing, the Trustee may (and shall at the request of the Majority Noteholders) declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.1 hereof occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice. The Majority Noteholders by written notice to the Trustee may on behalf of all of the Noteholders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.3.    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may (and shall at the request of the Majority Noteholders) pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Note Purchase Documents. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.    Waiver of Past Defaults.

The Majority Noteholders by notice to the Trustee may on behalf of all the Noteholders waive an existing Default or Event of Default and its consequences hereunder, except (x) to the extent the consent of all of the Noteholders would be required for such waiver pursuant to Section 9.4(b), such waiver shall require the consent of all of the Noteholders and (y) in the case of a continuing Default or Event of Default described in Section 6.1(k), such waiver shall require the consent of the Purchaser Advisor, to the extent it or any of its Affiliates or Managed Funds remains a Noteholder (provided, however, that the Majority Noteholders may rescind an acceleration in accordance with the last sentence of Section 6.2). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Note Purchase Documents; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.    Control by Majority.

Subject to the terms of the Security Documents and the rights of the Trustee set forth in Section 7.2, the Majority Noteholders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.

Section 6.6.    Limitation on Suits.

A Noteholder may pursue a remedy with respect to the Note Purchase Documents only if:

(a)the Noteholder gives to the Trustee written notice of a continuing Event of Default;

(b)the Majority Noteholders make a written request to the Trustee to pursue the remedy;

(c)such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)during such 60-day period the Majority Noteholders do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use the Note Purchase Documents to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not a Noteholder’s actions or forbearances constitute such prejudicial use.

Section 6.7.    Rights of Noteholders to Receive Payment.
Notwithstanding any other provision of this Note Purchase Agreement, the right of any Noteholder to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

Section 6.8.    Collection Suit by Trustee.
If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized (at its election or at the direction of the Majority Noteholders) to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.    Trustee May File Proofs of Claim.
Subject to the terms of the ABL Intercreditor Agreement and the New Notes Intercreditor Agreement, the Trustee is authorized (at its election or at the direction of the Majority Noteholders) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Notes), its creditors or its property (and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors (or have its representative appointed as an observer) appointed in such matter and may vote on behalf of the Noteholders (in the manner directed by the Majority Noteholders) in any election of a trustee in bankruptcy or other Person performing similar functions) and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.10.    Priorities.

Subject to the terms of the Security Documents, if the Trustee collects (or receives from the Collateral Agent under any Security Documents) any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee and the Collateral Agent, its agents and attorneys for amounts due under Section 7.6 hereof, including payment of all compensation, expense, indemnities and liabilities incurred, and all advances made, by the Trustee or Collateral Agent and the costs and expenses of collection;

Second: to Noteholders for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11.    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Note Purchase Agreement or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.7 hereof, or a suit by Noteholders holding more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE

Section 7.1.    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by the Note Purchase Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    Except during the continuance of an Event of Default:

(i)    the duties of the Trustee shall be determined solely by the express provisions of the Note Purchase Documents and the Trustee need perform only those duties that are specifically set forth in the Note Purchase Documents and no others, and no implied covenants or obligations shall be read into the Note Purchase Documents against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Note Purchase Documents. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Note Purchase Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of clause (b) of this Section;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a final nonappealable judgment of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.9 hereof.

(d)    Whether or not therein expressly so provided, every provision of the Note Purchase Documents that in any way relates to the Trustee or the Collateral Agent is subject to clauses (a), (b), and (c) of this Section.

(e)    No provision of the Note Purchase Documents shall require the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.    Rights of Trustee.

(a)    The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by the Note Purchase Documents.

(e)    Unless otherwise specifically provided in the Note Purchase Documents, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Note Purchase Documents at the request or direction of any of the Noteholders (i) if such request or direction conflicts with applicable law or the provisions of the Note Purchase Documents, (ii) if the Trustee determines that compliance with such request or direction may be unduly prejudicial to the rights of the other Noteholders in their capacities as such or (iii) if the Trustee determines that such request or direction may involve the Trustee in personal liability, in each case, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction, it being agreed that to the extent the Trustee refuses to act after such offer of security or indemnity, the Majority Noteholders may, by written notice to the Trustee and the Company, appoint a designee of the Majority Noteholders as co-trustee solely for such purpose, and the Trustee shall have no liability for any act or omission of such co-trustee.

(g)    Other than any Event of Default under Section 6.1(a) or (b), the Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Note Purchase Agreement.

(h)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Agent), and each other agent, custodian and other Person employed by the Trustee to act hereunder or under the Note Purchase Documents.

(j)    Whenever in the administration of the Note Purchase Documents the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(k)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Note Purchase Documents.

Section 7.3.    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. The Collateral Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.9 hereof.

Section 7.4.    Trustee’s Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible for or make any representation as to the validity or adequacy of this Note Purchase Agreement or the Notes, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession actually received by it in accordance with the terms hereof or the terms of any Security Document), for the legality, effectiveness or sufficiency of any Security

Document, or for the creation, perfection, priority, sufficiency or protection of any Collateral, and neither the Trustee nor the Collateral Agent shall be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of any Note Purchase Document. Neither the Trustee nor the Collateral Agent shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and neither the Trustee nor the Collateral Agent shall be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to the Note Purchase Documents.

Section 7.5.    Notices.

Other than with respect to any Noteholder that has notified the Trustee in writing that it does not desire to receive notices hereunder, the Trustee shall deliver or cause to be made available to the Noteholders copies of all notices, certificates, Officers’ Certificates, Opinions of Counsel, joinder agreements and Security Documents received from the Company or the Guarantors or any notice of a Default or Event of Default from any Noteholder promptly (and in any event within five (5) Business Days) of receipt thereof by the Trustee. If a Default or Event of Default occurs and is continuing and the Trustee has notice thereof as provided in Section 7.2(g), the Trustee shall deliver or cause to be made available to the Noteholders a notice of the Default or Event of Default (x) to the extent identified by the Company or the Guarantors or any Noteholder, in accordance with the provisions of the immediately preceding sentence or (y) to the extent otherwise made known to the Trustee as provided in Section 7.2(g), within 90 days after it occurs.

Section 7.6.    Compensation and Indemnity.

(a)    The Company and the Guarantors shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Company and the Trustee for its acceptance of this Note Purchase Agreement and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)    The Company and the Guarantors shall indemnify each of the Trustee and its officers, directors, agents and employees or any successor Trustee against any and all losses, damages, claims, liabilities or expenses (including taxes (other than taxes based on the income of the Trustee)) incurred by it arising out of or in connection with the acceptance or administration of its duties under the Note Purchase Documents, including the costs and expenses of enforcing the Note Purchase Documents against the Company and the Guarantors (including this Section 7.6) and defending itself against any claim (whether asserted by the Company, any Guarantor, or any Noteholder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company and the Guarantors of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

(c)    The obligations of the Company and the Guarantors under this Section 7.6 are joint and several and shall survive the satisfaction, discharge or termination of the Note Purchase Agreement, the Notes and the Note Guarantee and the resignation or removal of the Trustee.

(d)    To secure the Company’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of the Note Purchase Agreement, the Notes and the Note Guarantee.

(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)    “Trustee” for purposes of this Section 7.6 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.7.    Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign and be discharged from the trust hereby created upon 30 days’ written notice to the Company. The Majority Noteholders may remove the Trustee upon 30 days’ written notice to the Trustee and the Company. The Company may remove the Trustee if:

(a)    the Trustee fails to comply with Section 7.9 hereof;

(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)    a custodian or public officer takes charge of the Trustee or its property;

(d)    the Trustee becomes incapable of acting; or

(e)    the Majority Noteholders have consented to such removal.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee reasonably acceptable to the Majority Noteholders.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any Guarantor or the Majority Noteholders may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Noteholder, fails to comply with Section 7.9, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Note Purchase Agreement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company’s and the Guarantors’ obligations under Section 7.6 hereof shall continue for the benefit of the retiring Trustee.

In no event shall the Company, the Guarantors or any of their respective Affiliates become the Trustee hereunder.

Section 7.8.    Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.9.    Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

Section 7.10.    Collateral Agent

The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as the Note Purchase Agreement herein.

Section 7.11.    Co-Trustees; Separate Trustee, Collateral Agent.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of (i) the Trustee or the Collateral Agent or (ii) the Majority Noteholders, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.11. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent alone shall have power to make such appointment.

Should any written instrument from the Company be requested by any co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request of such co-trustee or separate trustee or separate collateral agent, be executed, acknowledged and delivered by the Company.

Any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall agree in writing to be and shall be subject to the provisions of the applicable Security Documents as if it were the Trustee or the Collateral Agent thereunder (and the Trustee and the Collateral Agent shall continue to be so subject).

Every co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a)    The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(b)    The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Trustee and such co-collateral agent, sub-collateral agent or separate collateral agent jointly as shall be provided in the instrument appointing such co-trustee, separate trustee or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent.

(c)    The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a board resolution, may accept the resignation of or remove any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.11.

(d)    No co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent hereunder shall be liable by reason of any act or omission of the Trustee, or any other such trustee, co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent hereunder.

(e)    The Trustee shall not be liable by reason of any act or omission of any co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent.

(f)    Any act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent, as the case may be.

Section 7.12.    PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “U.S.A. Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Note Purchase Agreement agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 7.13.    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.14.    Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a)    Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)    The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Note Purchase Documents by the Company, any Guarantor, the Secured Parties or the Collateral Agent.

(c)    The Collateral Agent shall be entitled to all rights, privileges, protections, indemnities, immunities and limitations on liability provided to the Trustee under this Note Purchase Agreement and the other Note Purchase Documents.

Section 7.15.    Regarding The Bank of New York Mellon.

The Bank of New York Mellon has entered into this Note Purchase Agreement solely in its capacity as Trustee, Paying Agent, Registrar and Collateral Agent in respect of the Indenture Related Provisions and not in its individual capacity. In no event shall The Bank of New York Mellon (i) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Company, the Guarantors, the Purchasers or the Noteholders hereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under such party, and (ii) have any duty to ascertain or inquire as to the performance or observance by the Company, the Guarantors, the Purchasers or the Noteholders of the Note Purchase Related Provisions.

Section 7.16.    FATCA.

By its acceptance of its Note, each Noteholder agrees, pursuant to Section 1.6, (i) to provide the Noteholder Tax Identification Information, and to the extent FATCA Withholding

Tax is applicable, Noteholder FATCA Information to the Paying Agent, and (ii) that the Paying Agent has the right to withhold any amount of interest (properly withholdable under law and without any corresponding gross-up) payable to such Noteholder that fails to comply with the requirements of clause (i) above.

ARTICLE VIII
GUARANTEES

Section 8.1.    Note Guarantees.

Subject to the provisions of this Article VIII, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Noteholder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Note Purchase Agreement, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium and interest on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholder or the Trustee under this Note Purchase Agreement and the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Note Purchase Agreement and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Note Purchase Agreement, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions of this Note Purchase Agreement and the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Note Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and this Note Purchase Agreement. The Notes also shall be guaranteed in the future as required by Section 4.12 and/or 4.13.

If any Noteholder or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any of the Guarantors, any amount paid by either to the Trustee or such Noteholder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders and Trustee, on the other hand, (x) the maturity of like obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of these Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of these Note Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under these Note Guarantees.

Section 8.2.    Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each Noteholder hereof, hereby confirm that it is their intention that the Note Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantees. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Guarantor under its Note Guarantee under this Article VIII shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Guarantor pursuant to any agreement providing for an equitable contribution among such Guarantor and other Affiliates of the Company of payments made by guarantees by such parties, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each Noteholder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

Section 8.3.    Guarantors May Consolidate, etc., on Certain Terms.

(a)    Except as set forth in Articles IV and V hereof, nothing contained in this Note Purchase Agreement or in any of the Notes, or Note Guarantees shall prevent any consolidation, amalgamation, arrangement or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or to a Subsidiary Guarantor.

(b)    Except as set forth in Articles IV and V hereof, nothing contained in this Note Purchase Agreement or in any of the Notes or Note Guarantees shall prevent any consolidation, amalgamation, arrangement or merger of a Guarantor with or into a Person or Persons other than the Company (whether or not affiliated with the Guarantor), or successive consolidations, amalgamations, arrangements or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a Person other than the Company

(whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that either, as a result of such transaction, such Guarantor will be released from its Note Guarantee pursuant to Section 8.4 or such transaction meets all of the following requirements: (i) either: (a) such Guarantor is the surviving or continuing Person; or (b) the Person formed by or surviving or continuing any such consolidation, amalgamation, arrangement or merger (if other than such Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or the jurisdiction in which such Guarantor is organized and under the laws of which it is existing; (ii) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, assumes all the obligations of such Guarantor under the Note Guarantees and this Note Purchase Agreement; and (iii) immediately after such transaction no Default or Event of Default exists. In case of any such consolidation, amalgamation, arrangement, merger, sale or conveyance and upon the assumption by the successor corporation, and the due and punctual performance of all of the covenants and conditions of this Note Purchase Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Notwithstanding anything herein to the contrary, the foregoing conditions shall not apply to a Guarantor which is a Subsidiary of the Company in connection with a transaction as a result of which such Guarantor will be released from its Note Guarantee as provided in Section 8.4 hereof.

Section 8.4.    Releases.

The Note Guarantee or the obligations under Section 8.3 hereof of a Guarantor that is a Restricted Subsidiary will be released:

(a)    in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, amalgamation, arrangement, winding-up, consolidation or liquidation), if the Company applies the Net Proceeds of that sale or other disposition in accordance with Section 4.6 hereof to the extent required thereby;

(b)    in connection with any sale, transfer or other disposition of all of the Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary, if the Company applies the Net Proceeds thereof in accordance with Section 4.6 hereof to the extent required thereby; or

(c)    so long as no Event of Default has occurred and is continuing, if such Subsidiary Guarantor would constitute an Excluded Subsidiary under clause (c) or (d) of the definition of “Excluded Subsidiary” upon the delivery of an Officers’ Certificate to the Trustee certifying that such Subsidiary Guarantor is an Excluded Subsidiary under such clause.

Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Note Purchase Agreement, including without limitation Section 4.6 hereof, the Trustee shall at the written request of the Company execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantees. Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium and interest on the Notes and for the other obligations of any Guarantor under this Note Purchase Agreement as provided in this Article VIII.

Section 8.5.    “Trustee” to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 8 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 8 in place of the Trustee.

ARTICLE IX
MISCELLANEOUS

Section 9.1.    Rules of Construction.

Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    “or” is not exclusive;

(d)    words in the singular include the plural, and in the plural include the singular;

(e)    provisions apply to successive events and transactions; and

(f)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

Section 9.2.    Entire Agreement.

This Note Purchase Agreement, the other Note Purchase Documents and the other agreements included as exhibits hereto and thereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and, understandings, among the parties with respect to the subject matter hereof and thereof. In the event of a conflict between the terms of this Note Purchase Agreement and the other Note Purchase Documents, the terms of this Note Purchase Agreement shall govern; provided that in the event of any conflict between the terms of the New Notes Intercreditor Agreement and this Note Purchase Agreement, the New Notes Intercreditor Agreement shall govern.

Section 9.3.    Notices.

Any notice or communication by the Company, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

Cenveo Corporation
c/o Cenveo, Inc.
200 First Stamford Place, 2nd Floor
Stamford, Connecticut 06902
Telephone.: 203-595-3000
Email: Ian.Scheinmann@cenveo.com
Attention: Ian Scheinmann, Senior Vice President, Legal Affairs

If to the Trustee or the Collateral Agent:

The Bank of New York Mellon
101 Barclay Street, Floor 7 East
New York, New York 10286
Telecopier No: (212) 815-5704

The Company or any Guarantor may, by notice to the Trustee, designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied, and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Noteholder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Trustee or may be sent via email if an email address is provided to Trustee or Company in writing by such Noteholder for notice purposes. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

If a notice or communication is mailed or emailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails or emails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Note Purchase Agreement sent by unsecured email, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing Persons designated to give such instructions or directions and containing specimen signatures of such designated Persons, which such incumbency certificate shall be amended and replaced whenever a Person is to be added or deleted from the listing. If the Company elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 9.4.    Amendments; Waiver.
(a)    Notwithstanding Section 9.4(b) below, the Company, the applicable Guarantor(s), the Trustee and the Collateral Agent may, as applicable, amend or supplement this Note Purchase Agreement, the Notes, the Note Guarantee or (subject to any required consents of others) any other Note Purchase Document without the consent of any Noteholder:

(i)to cure any ambiguity, defect or inconsistency;

(ii)to provide for the assumption of the Company’s obligations to the Noteholders in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article V hereof;

(iii)to make any change that would provide any additional rights or benefits to the Noteholders;

(iv)to evidence and provide for the acceptance of appointment under the Security Documents by a successor Collateral Agent;

(v)to add to the Collateral securing the Note Obligations;

(vi)to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, as additional security for the payment and performance of the Note Obligations, on any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or on which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Note Purchase Agreement, any of the Security Documents or otherwise;

(vii)to provide for the release of Collateral from the Lien of this Note Purchase Agreement and the Security Documents when permitted or required by the Security Documents or this Note Purchase Agreement; or

(viii)to appropriately include any ABL Facility, Permitted Additional Pari Passu Obligations or Junior Priority Obligations, in each case, to the extent such
Indebtedness is permitted hereunder and the applicable Intercreditor Agreement, in any applicable Intercreditor Agreement.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amendment or supplement to any Note Purchase Document, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee or Collateral Agent, as applicable, shall join with the Company and each of the Guarantors in the execution of any amendment or supplement to any Note Purchase Documents authorized or permitted by the terms of this Section 9.4(a) and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such amendment or supplement that affects its own rights, duties or immunities under any Note Purchase Document or otherwise.

(b)    No amendment or waiver of any provision of this Note Purchase Agreement or any other Note Purchase Document, and no consent to any departure by the Company or any Guarantor therefrom, shall be effective unless in writing signed by the Majority Noteholders and the Company or the applicable Guarantor, as the case may be, and acknowledged by the Trustee, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)    postpone any date fixed by the Note or any other Note Purchase Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Noteholders (or any of them) hereunder or under such other Note Purchase Document or modify the definition of “Maturity Date” (or waive any provision thereof) without the written consent of each Noteholder;

(ii)    reduce the principal or the rate of interest specified of the Notes or other amounts payable hereunder or under any other Note Purchase Document or any Security Document, without the written consent of each Noteholder entitled to such amount; provided, however, that only the consent of the Majority Noteholders shall be necessary to amend the default interest payable pursuant to Section 4.1(b) or to waive any obligation of the Company to pay such default interest;

(iii)    change Section 6.10 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Noteholder;

(iv)    change any provision of this Section or the definition of “Majority Noteholders” or any other provision hereof specifying the number or percentage of Noteholders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Noteholder;

(v)    subject to Article X, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Noteholder;

(vi)    subject to Article VIII, release all or substantially all of the value of the Note Guarantee, without the written consent of each Noteholder;

(vii)    subordinate the Note Obligations or the Liens securing the Note Obligations without the written consent of each Noteholder other than pursuant to the Intercreditor Agreements; or

(viii)    make any change in the preceding amendment and waiver provisions, without the written consent of each Noteholder;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by (x) the Trustee or the Collateral Agent, as applicable, in addition to the Noteholders required above, affect the rights or duties of the Trustee or the Collateral Agent under this Note Purchase Agreement or any other Note Purchase Document and (y) the Purchaser Advisor, to the extent the Purchaser Advisor or any of its Affiliates or Managed Funds remains a Noteholder, amend, waive, modify or supplement Section 4.18 or waive any continuing Default or Event of Default described in Section 6.1(k).

(c)    Neither any course of conduct or dealing nor failure or delay by any party in exercising any right, power, or privilege under this Note Purchase Agreement or any other Note Purchase Document will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. A waiver given by a party will be applicable only to the specific instance for which it is given.

(d)    The Trustee shall sign any amendment or supplement hereto authorized pursuant to this Section 9.4 if such amendment or supplement does not affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign any amendment or supplement hereto until the Board of Directors approves such amendment or supplement. In executing any amendment or supplement hereto, the Trustee shall be provided with an Opinion of Counsel and Officers’ Certificate stating that such amendment or supplement is authorized or permitted by the Note Purchase Agreement and that all conditions precedent to the execution of such amendment or supplement have been complied with.

Section 9.5.    Binding Effect; Assignment; Transfer and Exchange.
(a)    This Note Purchase Agreement and each other Note Purchase Document shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. References to a party in this Note Purchase Agreement and in any Note Purchase Document also refer to such party’s successors and permitted assigns.

(b)    None of the Note Purchase Documents, nor any right, duty or obligation of any party thereunder, may be assigned by the Company or any Guarantor without the prior written consent of the Noteholders.

(c)    Any Noteholder may transfer its Notes, in whole or in part, and its related rights and obligations hereunder and thereunder; provided that the effectiveness of any such transfer shall be subject to satisfaction of the following conditions:
(i)    any partial transfer of a Note shall not be less than $5,000,000 or integral multiples of $1,000,000 in excess thereof (or, if less, the entire remaining outstanding principal amount under such Note); provided, however, that following the Issue Date, partial transfers of any Note in a denomination of not less than $1,000,000 or an integral multiple thereof may be made to the Purchaser Advisor or any of its Affiliates or Managed Funds provided that the transferring Noteholder has certified in the Certificate of Transfer delivered to the Trustee pursuant to clause (c)(v) below (upon which the Trustee may conclusively rely) in connection with such transfer that the transferee is the Purchaser Advisor or any of its Affiliates or Managed Funds and that, after giving effect to any such partial transfer, the Purchaser Advisor and its Affiliates and Managed Funds will hold, collectively, no more than five (5) Notes that have a denomination of less than $5,000,000;

(ii)    the transferor and transferee shall ensure that such transfer (and any issuance of a new Note to the transferee Noteholder) shall be exempt from, and not subject to, registration under the Securities Act;

(iii)    each representation and warranty in Article III shall be accurate in all respects with respect to such transferee Noteholder (with respect to itself, as if it was a Purchaser) as of the effective date of such transfer;

(iv)    the transferor and the transferee Noteholders, as applicable, shall have provided to the Trustee (A) an assignment in the form attached hereto as Exhibit C, (B) a Certificate of Transfer from the transferor in the form attached hereto as Exhibit D, (C) payment instructions of the transferee, (D) a completed Form W-9 or the applicable IRS Form W-8 of the transferee and (E) to the extent the transferee Noteholder is not an existing Noteholder, a joinder agreement in the form attached hereto as Exhibit F (collectively, the “Transfer Documentation”); and

(v)    in accordance with Section 1.2, the transferor Noteholder shall surrender its existing original Note to the Trustee and request a new Note in accordance with clause (e) below.

From and after the effective date of a transfer in accordance with this clause (c), the transferee thereunder shall be a party to this Note Purchase Agreement and, to the extent of the interest transferred, have the rights and obligations of a Noteholder under this Note Purchase Agreement, and the transferor Noteholder thereunder shall, to the extent of the interest transferred, be released from its obligations under this Note Purchase Agreement.

(d)    Each Noteholder hereby agrees that it shall, promptly (and no later than five (5) Business Days) after the date on which it has transferred any part of its interest in the Note held by it, notify the Company of the date and amount of such transfer, together with copies of the Transfer Documentation.

(e)    Subject to satisfaction of the transfer conditions set forth in clause (c) above and in accordance with Section 1.2, upon the surrender of the transferor Noteholder’s existing original Note to the Trustee, the Company shall promptly execute and direct the Trustee to authenticate and deliver one or more new Notes (as applicable) in exchange therefor, in an aggregate principal amount equal to the principal amount outstanding of the surrendered Note. Each such new Note shall be dated the date of its authentication and shall be in such principal amount so as to reflect the principal amount of the Notes held by each relevant Noteholder pursuant to such transfer. Each Note surrendered to the Trustee by a transferor Noteholder shall be cancelled and disposed of in accordance with the Trustee’s procedures for the disposition of cancelled securities.

(f)    Any purported transfer in violation of clauses (b) or (c) of this Section 9.5 will be null and void ab initio.

(g)    Any provision of this Section 9.5 notwithstanding:

(i)    the Company and the Registrar shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date;

(ii)    prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary;

(iii)    (x) each transferee Noteholder agrees to indemnify the Company and the Trustee against any liability that may result from any inaccuracy of any certification made by such transferee Noteholder in any Transfer Documentation which results in such transfer to it being made in violation of applicable United States federal or state securities law and (y) each transferor Noteholder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Noteholder’s Note in violation of this Section 9.5, other than as to matters covered by the preceding clause (x); and

(iv)    neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Note Purchase Agreement or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Note Purchase Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 9.6.    No Third-Party Beneficiaries.

Except for the Persons expressly referenced herein, nothing in this Note Purchase Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under, or in respect of, this Note Purchase Agreement, the other Note Purchase Documents or any provision contained herein or therein.

Section 9.7.    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by such Noteholder and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder.

Section 9.8.    Governing Law.

THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.9.    Submission to Jurisdiction; Waiver of Venue.

THE COMPANY AND EACH NOTEHOLDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE PURCHASE AGREEMENT OR ANY OTHER NOTE PURCHASE DOCUMENT (OTHER THAN AS PROVIDED IN ANY MORTGAGE OR OTHER SECURITY DOCUMENT WITH RESPECT TO ITSELF), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE COMPANY AND EACH NOTEHOLDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE PURCHASE AGREEMENT OR ANY OTHER NOTE PURCHASE DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 9.10.    Consent to Service of Process.

Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.3 and agrees that nothing in this Note Purchase Agreement or any other Note Purchase Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 9.11.    Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE PURCHASE AGREEMENT, ANY OTHER NOTE PURCHASE DOCUMENT, OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 9.12.    Counterpart Originals.

The parties may sign any number of copies of this Note Purchase Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Note Purchase Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Note Purchase Agreement.

Section 9.13.    Severability.

In case any provision in this Note Purchase Agreement or in any other Note Purchase Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.14.    Statements Required in Certificate or Opinion.

Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Note Purchase Agreement, the Company or such Guarantor shall furnish to the Trustee an Officers’ Certificate to the effect that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Note Purchase Agreement relating to the proposed action have been satisfied and an Opinion of Counsel to the effect that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Note Purchase Agreement (other than Officers’ Certificates delivered pursuant to Section 4.2) shall include:

(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 9.15.    Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Note Purchase Agreement have been inserted for convenience of reference only, are not to be considered a part of this Note Purchase Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

Section 9.16.    Intercreditor Agreements.

The Noteholders, the Trustee, the Collateral Agent, the Company and the Guarantors are bound by the terms of the Intercreditor Agreements and the other Security Documents.

Section 9.17.    No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such (other than the Company and the Guarantors), shall have any personal liability for any obligations of the Company or the Guarantors under this Note Purchase Agreement or the other Note Purchase Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such personal liability (it being understood that the foregoing shall not constitute any release of the Company or any Guarantor for any actions of any such past, present or future director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor in their capacities as agents or representatives of the Company or any Guarantor). The waiver and release are part of the consideration for issuance of the Notes.

Section 9.18.    No Adverse Interpretation of Other Agreements.

This Note Purchase Agreement may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Note Purchase Agreement or the other Note Purchase Documents.

Section 9.19.    Treatment of Certain Information; Confidentiality.
(a)    Each of the Trustee, the Collateral Agent, each Purchaser and each Noteholder agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that in the event of any such disclosure under this clause (c), the Trustee, the Collateral Agent, such Purchaser or such Noteholder, as the case may be, agrees to use commercially reasonable efforts to inform the Company of such disclosure to the extent not prohibited by law), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Note Purchase Document or any action or proceeding relating to this Note Purchase Agreement or any other Note Purchase Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any transferee of, or any prospective transferee of, any of its rights or obligations under this Note Purchase Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Trustee, the Collateral Agent, any Noteholder, any Purchaser or any of their respective Affiliates on a nonconfidential basis from a source other than the Company (other than through a Person whom the Trustee, the Collateral Agent, such Noteholder or such Purchaser actually knows to be acting in violation of his or its obligations to the Company or any Guarantor).

(b)    For purposes of this Section, “Information” means all information received from the Company or any Guarantor or any Subsidiary thereof relating to the Company or any Guarantor or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Trustee, the Collateral Agent, any Noteholder or any Purchaser on a nonconfidential basis prior to disclosure by the Company or any Guarantor or any Subsidiary thereof, provided that, in the case of information received from the Company or any Guarantor or any such Subsidiary after the Issue Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(c)    Each of the Trustee, the Collateral Agent, each Noteholder and each Purchaser acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.

Section 9.20.    Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

ARTICLE X
SECURITY

Section 10.1.    Security Documents.

In order to secure the due and punctual payment of the Notes Obligations, the Company, the Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Note Purchase Agreement entered into or, in accordance with the provisions of Section 4.12, Section 4.17, Section 4.19 and this Article X, will enter into the Security Documents.

Section 10.2.    Recording, Registration and Opinions.

Any release of Collateral permitted or required by Section 10.3 hereof or the Security Documents will be deemed not to impair the Liens under this Note Purchase Agreement and the Security Documents in contravention thereof. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.

Section 10.3.    Releases of Collateral.

The Liens securing the Notes Obligations will, automatically and without the need for any further action by any Person, be released:

(a)    in whole or in part,

(i)    with the consent of the requisite Noteholders in accordance with Section 9.4, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; or

(ii)    to the extent required by the Intercreditor Agreements.

(b)    in whole, upon payment in full of outstanding principal, accrued and unpaid interest and all other Note Obligations (other than any indemnification obligations for which no claim or demand for payment whether oral or written has been made at such time);

(c)    in part, as to any asset constituting Collateral, and, solely in the case of clauses (i), (iv) and (v) below, if all other Liens on that asset securing the ABL Obligations, any Senior Priority Obligations and any Junior Priority Obligations then secured by that asset are or have been released:

(i)    that is sold or otherwise transferred by the Company or any of the Guarantors (other than a sale or transfer to the Company or a Guarantor) in a transaction that is not prohibited by the Note Purchase Documents (to the extent of the interest sold or transferred) or otherwise permitted by the Note Purchase Documents,;

(ii)    that is cash withdrawn from deposit accounts and paid to a Person that is not the Company or a Guarantor for any purpose not prohibited under this Note Purchase Agreement or the Security Documents;

(iii)    that becomes Excluded Property;

(iv)    of any Guarantor whose Note Guarantee is released pursuant to Section 8.4; or

(v)    that is otherwise released in accordance with, and as expressly provided for in accordance with, this Note Purchase Agreement and the Security Documents.

Section 10.4.    Form and Sufficiency of Release.

In the event that either the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of the Note Purchase Documents, may be sold, exchanged or otherwise disposed of by the Company or any Guarantor and with respect to which all other Liens on that asset securing the ABL Obligations, any Senior Priority Obligations and any Junior Priority Obligations then secured by that asset have been released or are to be concurrently released, and the Company or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Note Purchase Agreement, the applicable Note Guarantee and the Security Documents, upon receipt of an Officers’ Certificate and Opinion of Counsel to the effect that such release complies with Section 10.3 and specifying the provision in Section 10.3 pursuant to which such release is being made (upon which the Trustee may exclusively and conclusively rely), the Trustee shall execute, acknowledge and deliver to the Company or such Guarantor (or instruct the Collateral Agent to do the same) such an instrument in the form provided by the Company, and providing for release without recourse and shall take such other action as the Company or such Guarantor may reasonably request and as necessary to effect such release at the expense of the Company and the Guarantors. Before executing, acknowledging or delivering any such instrument, the Trustee shall be furnished with an Officers’ Certificate and an Opinion of Counsel (on which the Trustee shall be entitled to conclusively and exclusively rely) each stating that such release is authorized and permitted by the terms hereof and the Security Documents and that all conditions precedent with respect to such release have been complied with. All such requests, releases, Officers’ Certificates and Opinions of Counsel shall be further distributed by the Company to the Noteholders.

Section 10.5.    Possession and Use of Collateral.

Subject to the provisions of the Security Documents, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than as set forth in the Security Documents and this Note Purchase Agreement), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than as set forth in the Security Documents and this Note Purchase Agreement), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

Section 10.6.    Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 10.4 have been satisfied.

Section 10.7.    Authorization of Actions to Be Taken by the Collateral Agent under the Security Documents.

In acting under the Note Purchase Documents, the Noteholders, the Company and the Guarantors agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee under this Note Purchase Agreement as if such were provided to the Collateral Agent Furthermore, each Noteholder, by accepting its Note, appoints The Bank of New York Mellon as its collateral agent, and consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.

Section 10.8.    Authorization of Receipt of Funds by the Trustee Under the Security Agreement.

Subject to the terms of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of Noteholders distributed under the Security Documents to the Collateral Agent with respect to the Note Obligations, and to apply such funds as provided in this Note Purchase Agreement and the Security Documents.

Section 10.9.    Powers Exercisable by Receiver or Collateral Agent.
In case any Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article X.

Section 10.10.    Appointment and Authorization of Collateral Agent.
(a)    The Bank of New York Mellon is hereby designated and appointed as the Collateral Agent of the Secured Parties under the Security Documents, and is authorized as the Collateral Agent for the Secured Parties to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.

(b)    Notwithstanding any provision to the contrary elsewhere in this Note Purchase Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Note Purchase Agreement or any Security Document or otherwise exist against the Collateral Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first above written.

CENVEO CORPORATION, a Delaware corporation

By:	/s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

CENVEO, INC., a Colorado corporation

By:	/s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

Signature Page to Indenture and Note Purchase Agreement

CNMW INVESTMENTS, INC., a Delaware corporation
CENVEO SERVICES, LLC, a Colorado limited liability company
DISCOUNT LABELS, LLC, an Indiana limited liability company
CENVEO OMEMEE LLC, a Delaware limited liability company
COLORHOUSE CHINA, INC., a Colorado corporation
RX JV HOLDING, INC., a Delaware corporation
CRX JV, LLC, a Delaware limited liability company
CRX HOLDING, INC., a Delaware corporation
RX TECHNOLOGY CORP., a Delaware corporation
CADMUS PRINTING GROUP, INC., a Virginia corporation
CADMUS FINANCIAL DISTRIBUTION, INC., a Virginia corporation
GARAMOND/PRIDEMARK PRESS, INC., a Maryland corporation
CADMUS JOURNAL SERVICES, INC., a Virginia corporation
CADMUS DELAWARE, INC., a Delaware corporation
CADMUS UK, INC., a Virginia corporation
EXPERT GRAPHICS, INC., a Virginia corporation
CADMUS MARKETING GROUP, INC., a Virginia corporation
CADMUS MARKETING, INC., a Virginia corporation
CADMUS/O’KEEFE MARKETING, INC., a Virginia corporation
OLD TSI, INC., a Georgia corporation
PORT CITY PRESS, INC., a Maryland corporation
By:     /s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

Signature Page to Indenture and Note Purchase Agreement

CADMUS INTERNATIONAL HOLDINGS, INC., a Virginia corporation
CDMS MANAGEMENT, LLC, a Delaware limited liability company
MADISON/GRAHAM COLORGRAPHICS, INC., a California corporation
VSUB HOLDING COMPANY, a Virginia corporation
VAUGHAN PRINTERS INCORPORATED, a Florida corporation
MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC., a California corporation
COMMERCIAL ENVELOPE MANUFACTURING CO. INC., a New York corporation
CENVEO CEM, INC., a Delaware corporation
CENVEO CEM, LLC, a Delaware limited liability company
LIGHTNING LABELS, LLC, a Delaware limited liability company
NASHUA CORPORATION, a Massachusetts corporation
NASHUA INTERNATIONAL, INC., a Delaware corporation
ENVELOPE PRODUCT GROUP, LLC, a Delaware limited liability company
By:     /s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

Signature Page to Indenture and Note Purchase Agreement

ALLIANZGI US HIGH YIELD FUND, as Purchaser

By: ALLIANZ GLOBAL INVESTORS U.S
LLC, as its manager

By:    /s/ Doug Forsyth
Name: Doug Forsyth
Title: Managing Director

ALLIANZ INCOME AND GROWTH FUND, as Purchaser

By: ALLIANZ GLOBAL INVESTORS U.S
LLC, as its manager

By:    /s/ Doug Forsyth
Name: Doug Forsyth
Title: Managing Director

Signature Page to Indenture and Note Purchase Agreement

THE BANK OF NEW YORK MELLON, as Trustee and Collateral Agent in respect of the Indenture Related Provisions

By:    /s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President

Signature Page to Indenture and Note Purchase Agreement

ANNEX A

DEFINITIONS

“ABL Agent” means Bank of America, N.A., in its capacity as the holder of the liens granted by the Company and the Guarantors to secure the ABL Obligations, and its successors in such capacity.

“ABL Facility” means the Credit Agreement, dated as of April 16, 2013, by and among the Company, the Parent Company, Bank of America, N.A., as administrative agent, issuing bank and swingline lender, and the other parties thereto, as the same may be amended, modified, supplemented, refinanced or replaced, in whole or in part, including any refinancing or replacement with one or more additional credit agreements, loan agreements, notes purchase agreements (other than this Note Purchase Agreement and the Notes) or indentures and whether with the same group of lenders or additional lenders.

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement, dated as of June 26, 2014, by and among the ABL Agent, the Senior Priority Agent, the Collateral Agent, the Company and the other parties thereto, as amended by that certain Amendment No. 1 to Intercreditor Agreement, dated as of the Issue Date, and as further amended, modified, restated, supplemented or replaced from time to time.

“ABL Obligations” means all Obligations under the ABL Facility secured by Liens permitted by clause (1) of the definition of “Permitted Liens” (other than any Obligations under such clause that the Company has elected to have secured by the Senior Notes Priority Liens as Permitted Additional Pari Passu Obligations) and all Obligations with respect to cash management services and hedging arrangements that are secured by the security documents securing the ABL Facility (as more particularly described in the ABL Intercreditor Agreement).

“ABL Priority Collateral” means “ABL Collateral” as defined in the ABL Intercreditor Agreement.

“Acquired Debt” means, with respect to any specified Person:

(i)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(ii)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by

A-1

agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Asset Sale” means:

(i)    the sale, lease, conveyance or other disposition of any assets or rights, including sales and leasebacks, but excluding sales of inventory and equipment in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.5 and/or the provisions of Article V hereof and not by the provisions of Section 4.6; and

(ii)    the issuance of Equity Interests by any of the Parent Company’s Restricted Subsidiaries or the sale of Equity Interests in any of the Parent Company’s Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(i)    any single transaction or series of related transactions that involves assets having a fair market value of less than $20 million;

(ii)    a transfer of assets between or among the Parent Company and its Restricted Subsidiaries;

(iii)    an issuance of Equity Interests by a Restricted Subsidiary to the Parent Company or to another Restricted Subsidiary;

(iv)    an Investment or Restricted Payment that is permitted under Section 4.7 hereof;

(v)    solely for purposes of Section 4.6, any Event of Loss that would otherwise constitute an Asset Sale; and

(vi)    the lease of any asset under an operating lease in the ordinary course of business.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

Annex A-2

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means the Board of Directors of the Company, or the Parent Company, as applicable, or any authorized committee of the Board of Directors.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(i)    in the case of a corporation, corporate stock;

(ii)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(iv)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(i)    United States dollars;

(ii)    (a) pounds sterling, euros or any national currency of any participating member state of the European Economic and Monetary Union; or (b) such local currencies held by the Parent Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(iii)    securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of not more than twelve months from the date of acquisition;

Annex A-3

(iv)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500 million in the case of United States banks and $100 million (or the United States dollar equivalent as of date of determination) in the case of non- United States banks;

(v)    repurchase obligations for underlying securities of the types described in clauses (iii) and (iv) entered into with any financial institution meeting the qualifications specified in clause (iv) above;

(vi)    money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-2 or the equivalent thereof by Moody’s Investors Services, Inc. (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);

(vii)    investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended; and

(8)    investment funds investing 90% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following:

(i)    the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in. Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(ii)    the adoption of a plan relating to the liquidation or dissolution of the Company;

(iii)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Parent Company, measured by voting power rather than number of shares;

(iv)    the first day on which a majority of the members of the Board of Directors of the Parent Company are not Continuing Directors;

(v)    the Parent Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the

Annex A-4

Parent Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

(vi)    the Company ceases to be a Wholly Owned Restricted Subsidiary of the Parent Company.

“Collateral” means all of the assets of the Company and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Note Obligations (including proceeds and products thereof).

“Collateral Agent” means The Bank of New York Mellon, in its capacity as Collateral Agent under the Security Documents, together with its successors.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, the following items:

(i)    cost savings believed in good faith by the Company to be probable based on actions taken prior to the Issue Date or that are expected to be taken within 12 months of the Issue Date in an aggregate amount for any period not to exceed 20% of Consolidated Cash Flow for such period (without giving effect to any increase pursuant to this clause (i)); plus

(ii)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(iii)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(iv)    any other Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(v)    depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries

Annex A-5

for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(vi)    any amounts paid or payable to any employee or officer of such Person or any of its Restricted Subsidiaries in connection with the termination of the employment of such employee or officer, and the amount of any severance or other expenses associated with the termination of employees, in each case, to the extent that any such amounts or expenses were deducted in computing such Consolidated Net Income; plus

(vii)    any non-recurring fees, charges or other expenses made or incurred in connection with any actual or proposed Investment, asset sale, acquisition, recapitalization or issuance of Capital Stock or incurrence of Indebtedness or any amendment or modification of Indebtedness (including as a result of Statement of Financial Accounting Standards 141R), in each case, to the extent that any such fees, charges or other expenses were deducted in computing such Consolidated Net Income; plus

(viii)    non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus or minus

(ix)    any unusual, non-recurring or restructuring gains, charges or losses (including, without limitation, in connection with any acquisition or disposition of assets outside the ordinary course of business, any other Investment, any internal restructuring initiatives, any consolidation, shut-down or start-up of operations and any financing or refinancing transaction) not excluded from such Consolidated Net Income for such period;

in each case, on a consolidated basis.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, provided that

(i)    the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

(ii)    solely for purposes of Section 4.7, the Net Income of any Restricted Subsidiary (other than the Company or a Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders;

Annex A-6

(iii)    any write-downs with respect to, or losses on dispositions of, Subsidiaries and assets and all restructuring charges incurred by the Parent Company and the Restricted Subsidiaries, shall be excluded;

(iv)    non-recurring fees, expenses or charges (including integration charges) and, without limitation, the write-off of deferred financing fees) incurred in connection with this offering, or any merger, acquisition or consolidation shall be excluded;

(v)    the cumulative effect of, or a change in accounting principles shall be excluded;

(vi)    stock-based compensation provision and gain and loss on early extinguishment of debt shall be excluded;

(vii)    the amortization or write-off of deferred financing fees shall be excluded; and

(viii)    any “mark-to-market” change in the carrying value of Equity Interests of any Person that is not consolidated with the Parent Company in the Parent Company’s financial statements in accordance with GAAP shall be excluded.

“Consolidated Senior Secured Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Indebtedness of the Parent Company and its Restricted Subsidiaries on such date that is secured by Liens (other than any Junior Priority Obligations) plus, without duplication, the maximum amount of Indebtedness that would be permitted to be incurred on such date under (x) Section 4.8(b)(i) and (y) any Designated Permitted Additional Pari Passu Revolving Commitments to (b) Consolidated Cash Flow of the Parent Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness or issues or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Senior Secured Debt Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Senior Secured Debt Ratio is made (the “Consolidated Senior Secured Debt Ratio Calculation Date”), then the Consolidated Senior Secured Debt Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, borrowings in the ordinary course of business under any revolving credit agreement shall not be given pro forma effect and shall be included in the calculation of the Consolidated Senior Secured Debt Ratio only to the extent such borrowings were actually outstanding on such date of determination.

In addition, for purposes of calculating the Consolidated Senior Secured Debt Ratio:

(i)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any

Annex A-7

related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Consolidated Senior Secured Debt Ratio Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of “Consolidated Net Income”;

(ii)    if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Senior Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period;

(iii)    whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Parent Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from such transaction which is being given pro forma effect that have been realized or (A) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (B) with respect to any transactions, for which tare steps necessary for realization are reasonably expected to be taken within the 12-month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead; and

(iv)    the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Consolidated Senior Secured Debt Ratio Calculation Date, including, but not limited to, divested operations EBITDA, shall be excluded.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (i) the aggregate amount of all outstanding Indebtedness of the Parent Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capital Lease Obligations and debt obligations evidenced by promissory notes and similar instruments and (ii) the aggregate amount of all outstanding Disqualified Stock of the Parent Company on a consolidated basis, with the amount of such Disqualified Stock equal to the greater of its voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were

Annex A-8

purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Note Purchase Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Company. Any amount of Indebtedness in a currency other than United States dollars will be converted to United States dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated Cash Flow for the applicable period.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or the Parent Company who: (i) was a member of such Board of Directors on the Issue Date; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors of the Parent Company at the time of such nomination or election.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 7 East, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Permitted Additional Pari Passu Revolving Commitments” means “Designated Permitted Additional Pari Passu Revolving Commitments” as defined in the Senior Priority Notes Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent Company or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent Company or such

Annex A-9

Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7 hereof

“Domestic Guarantor” means any Guarantor that is organized under the laws of any political subdivision of the United States.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any private or underwritten public offering of common stock of the Parent Company in which the gross proceeds to the Parent Company are at least $50 million.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

(i)    any loss, destruction or damage of such property or asset;

(ii)    any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(iii)    any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(iv)    any settlement in lieu of clauses (ii) or (iii) above.

“Exchange Act.” means the Securities Exchange Act of 1934, as amended.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Subsidiary” means (a) any Subsidiary that is a not-for-profit organization, (b) any captive insurance company, (c) any Unrestricted Subsidiary and (d) any Subsidiary that, together with all other Subsidiaries that are then Excluded Subsidiaries pursuant to this clause (d), did not account for more than $5,000,000 of the Parent Company’s consolidated total assets as of the last day of the Parent Company’s most recently ended fiscal quarter for which internal financial statements are then available or more than $5,000,000 of the Parent Company’s consolidated revenue for the fiscal quarter ending on such date; provided that no such Subsidiary described in any of clauses (a) through (d) above shall be an Excluded Subsidiary at any time that it is a guarantor of any Indebtedness of (i) the Parent Company, (ii) the Company or (iii) any Subsidiary Guarantor that is a Domestic Subsidiary.

“Existing Indebtedness” means Indebtedness of the Parent Company and its Restricted Subsidiaries in existence on the Issue Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Issue Date, any current or future regulations, including proposed or temporary regulations, promulgated

Annex A-10

under the Code or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b) of the Code.

“FATCA Withholding Tax” means any withholding tax imposed pursuant to FATCA.

“Fixed Asset Priority Collateral” has the meaning set forth in the ABL Intercreditor Agreement.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, borrowings in the ordinary course of business under any revolving credit agreement shall not be given pro forma effect and shall be included in the calculation of the Fixed Charge Coverage Ratio only to the extent such borrowings were actually outstanding during the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Fixed Charge Coverage Ratio Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of “Consolidated Net Income”; (ii) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period; (iii) whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Parent Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from such transaction which is being given pro forma effect that have been realized or (A) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (B) with respect to any transactions, for which the steps necessary for

Annex A-11

realization are reasonably expected to be taken within the 12-month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead; (iv) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness); (v) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP; (vi) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, and interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent Company may designate; (vii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Fixed Charge Coverage Ratio Calculation Date, shall be excluded; and (viii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Fixed Charge Coverage Ratio Calculation Date, shall be excluded.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (iv) cash dividend payments on any series ,of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Grantor” means the Company and each Guarantor.

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“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of: (i) the Parent Company, (ii) each Subsidiary Guarantor; and (iii) any other Subsidiary of the Parent Company that executes a Guaranty Joinder Agreement in accordance with the provisions of this Note Purchase Agreement, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business; and (iii) any commodity futures or option contract or other similar commodity hedging contract designed to protect such Person against fluctuations in commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (i) borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) banker’s acceptances; (iv) representing Capital Lease Obligations; (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (vi) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. Notwithstanding anything in this Note Purchase Agreement to the contrary, the designation of Designated Permitted Additional Pari Passu Revolving Commitments as such shall be deemed to be an incurrence of Indebtedness (and Liens securing such Indebtedness) in the full amount of such Designated Permitted Additional Pari Passu Revolving Commitments solely at the time of such designation and any subsequent borrowing, repayment or reborrowing thereunder prior to the termination thereof shall be disregarded for all purposes of this Note Purchase Agreement (including, without limitation, for purposes of the definition of “Permitted Liens” hereunder).

The amount of any Indebtedness outstanding as of any date shall be: (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture Related Provisions” means this Note Purchase Agreement other than the Note Purchase Related Provisions.

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“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Guarantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding-up of the Company or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or any Guarantor.

“Intercreditor Agreements” means the ABL Intercreditor Agreement, the Junior Priority Intercreditor Agreement and the New Notes Intercreditor Agreement.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that would be classified as investments on a balance sheet prepared in accordance with GAAP, excluding Hedging Obligations. If the Parent Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Parent Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.7 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.7. Except as otherwise provided in this Note Purchase Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means June 10, 2016, the date of initial issuance of the Notes.

“Junior Priority Agent” means The Bank of New York Mellon, in its capacity as collateral agent for the holders of the Junior Priority Notes and any other Junior Priority Obligations, and its successors in such capacity pursuant to the Junior Priority Intercreditor Agreement.

“Junior Priority Intercreditor Agreement” means the Intercreditor Agreement, dated as of June 26, 2014, by and among the Senior Priority Agent, the ABL Agent, the Junior Priority Agent, the Collateral Agent, and the other parties thereto, as amended by that certain Amendment No. 1 to Intercreditor Agreement, dated as of the Issue Date, and as further amended, modified, restated, supplemented or replaced from time to time.

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“Junior Priority Notes” means the Company’s 8.500% Junior Priority Secured notes due 2022 issued on June 26, 2014 in an original aggregate principal amount equal to $250 million.

“Junior Priority Obligations” means all Obligations in respect of the Junior Priority Notes and any other Indebtedness that is in each case secured solely by Liens that are subordinated to the Liens securing the Notes Obligations pursuant to the Junior Priority Intercreditor Agreement.

“Legal Holiday” means a Saturday, Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC or PPSA (or equivalent statutes) of any jurisdiction.

“Managed Funds” means, with respect to the Purchaser Advisor, any Person (other than a natural person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial debt or similar extensions of credit in the ordinary course of business and (b) is advised or managed by (i) the Purchaser Advisor, (ii) any Affiliate of the Purchaser Advisor or (iii) any Person (other than a natural person) or any Affiliate of any Person (other than a natural person) that administers or manages the Purchaser Advisor.

“Majority Noteholders” means, at any time of determination, Noteholders holding more than 50% of the aggregate principal amount of the Notes then outstanding, excluding for this purpose any Notes owned by the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor.

“Mortgaged Property” means each parcel of real (immovable) property (together with all improvements, immovables and fixtures thereon and rights appurtenant thereto) required to be encumbered by a Mortgage pursuant to Section 4.12 or 4.19(a) hereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however.

(i)    any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the

Annex A-15

extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(ii)    any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any Guarantor in respect of any Event of Loss, including, without limitation, insurance proceeds (other than business interruption insurance proceeds), condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by any Permitted Lien on the asset or assets that were the subject of such Event of Loss (other than any Lien securing ABL Obligations, the Note Obligations and any Lien which does not rank prior to the Notes Priority Liens), and any taxes paid or payable as a result thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Parent Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (other than any Lien securing ABL Obligations, the Note Obligations and any Lien which does not rank prior to the Notes Priority Liens) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Note Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, by and among the ABL Agent, the Collateral Agent, the Company and the Guarantors, as amended, modified, restated, supplemented or replaced from time to time.

“Non-Recourse Debt” means Indebtedness: (i) as to which neither the Parent Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“North American Subsidiary” means a Restricted Subsidiary formed under the laws of a state of the United States (including the District of Columbia), or under the laws of Canada or a province or territory of Canada.

Annex A-16

“Note Guarantee” means, individually and collectively, the guarantees given by the Guarantors pursuant to Article VIII hereof.

“Note Obligations” means all Obligations of the Company and the Guarantors in respect of the Note Purchase Documents (other than the Intercreditor Agreements).

“Note Purchase Documents” means, collectively, this Note Purchase Agreement, the Note Guarantees, the Notes and the Security Documents.

“Note Purchase Related Provisions” means Section 1.1, Section 1.3 Article II, Article III and Schedule I of this Note Purchase Agreement.

“Noteholder FATCA Information” means information sufficient to eliminate the imposition of, or determine the amount of FATCA Withholding Tax.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Noteholders” means each Person that is the legal and beneficial holder of a Note. As of the Issue Date, the Purchasers are the only Noteholders.

“Notes” means, collectively, the initial 4% Senior Secured Notes due 2021 issued to the Purchasers pursuant to this Note Purchase Agreement, and each other 4% Senior Secured Note due 2021 issued in replacement or substitution thereof to any Noteholder pursuant to, and in accordance with, the terms hereof. Each Note and the Trustee’s certificate of authentication will be in the form attached hereto as Exhibit A and, when initially issued, subject to Section 9.5(c)(i), shall be in denominations of not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof.

“Notes Priority Collateral” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including any such amounts that would have accrued but for the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed in such proceeding).

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person, or any Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Parent Company or the Company by two Officers, except as otherwise provided herein, of the Parent

Annex A-17

Company or the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent Company or the Company, who meet certain requirements of Section 9.14 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 9.14 hereof. The counsel may be an employee of or counsel to the Company (or any Guarantor, if applicable).

“Permitted Additional Pari Passu Obligations” means “Permitted Additional Pari Passu Obligations” as defined in the Senior Priority Notes Indenture as in effect on the Issue Date.

“Permitted Businesses” means the printing business generally including the business conducted by the Parent Company and its Subsidiaries as of the Issue Date and any other business or businesses ancillary, complementary or related thereto.

“Permitted Investments” means:

(1)    any Investment in the Parent Company or in a Restricted Subsidiary;

(2)    any Investment in Cash Equivalents;

(3)    any Investment by the Parent Company or any Restricted Subsidiary in a Person if as a result of such Investment:

(a)    such Person becomes a Restricted Subsidiary; or

(b)    such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent Company or a Restricted Subsidiary;

(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.6 hereof;

(5)    Investments existing as of the Issue Date;

(6)    any acquisition of assets solely in exchange for the issuance of Equity Interests of the Parent Company;

(7)    accounts receivable, endorsements for collection, deposits or similar Investments arising in the ordinary course of business;

(8)    any acquisition by the Parent Company or a Restricted Subsidiary of assets of a Permitted Business or assets to be used in a Permitted Business;

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(9)    stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent Company or any Subsidiary or in satisfaction of judgments;

(10)    the acceptance of notes payable from and loans and advances to officers, directors and employees of the Parent Company or its Subsidiaries in payment for the purchase of Capital Stock;

(11)    any other Investment acquired by the Parent Company or any of its Restricted Subsidiaries;

(a)    in exchange for any other Investment or accounts receivable held by the Parent Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(b)    as a result of a foreclosure by the Parent Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(12)    Hedging Obligations permitted under clause (b)(vii) of Section 4.8;

(13)    guarantees of Indebtedness permitted under Section 4.8;

(14)    Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(15)    advances to, or guarantees of Indebtedness of, employees not in excess of $5 million outstanding at any one time, in the aggregate;

(16)    loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(17)    advances, loans or extensions of trade credit in the ordinary course of business by the Parent Company or any of its Restricted Subsidiaries;

(18)    Investments consisting of purchases of contract tights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(19)    prepayments and other credits to suppliers made in the ordinary course of business; and

(20)    any other investment in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made

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pursuant to this clause (20) since the Issue Date and existing at the time such Investment was made, did not exceed $50 million.

“Permitted Liens” means:

(1)    Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.8(b)(i); provided that such Liens under this clause (1) are subject to the provisions of the ABL Intercreditor Agreement, the Junior Priority Intercreditor Agreement and, in the case of Liens securing the ABL Obligations and the Note Obligations, the New Notes Intercreditor Agreement;

(2)    Liens on the Collateral (i) securing the Senior Priority Notes or (ii) incurred to secure Permitted Additional Pari Passu Obligations so long as, in the case of this clause (2)(ii), at the time of incurrence and after giving pro forma effect thereto and to the granting of Liens in connection therewith, the Consolidated Senior Secured Debt Ratio would be no greater than 4.0 to 1.0; provided that, in the case of either clauses (2)(i) or (2)(ii), such Liens are subject to the provisions of the ABL Intercreditor Agreement and the Junior Priority Intercreditor Agreement applicable to the holders of Senior Priority Obligations;

(3)    Liens in favor of the Company or the Guarantors;

(4)    Liens on the Collateral securing the Junior Priority Notes and any other Indebtedness incurred in compliance with Section 4.8 so long as such Indebtedness constitutes Junior Priority Obligations;

(5)    Liens on property (including, without limitation, Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired or merged into or consolidated with the Parent Company or the Restricted Subsidiary;

(6)    Liens on property (including, without limitation, Capital Stock) existing at the time of acquisition thereof by the Parent Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition;

(7)    Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(8)    Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.8(b)(iv) hereof covering only the assets acquired with such Indebtedness;

Annex A-20

(9)    Liens existing on the Issue Date (other than Liens described in clauses (1), (2)(i), (4) and (30) of this definition);

(10)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(11)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension or public liability obligations or to secure the payment or performance of bids, tenders, statutory or regulatory obligations, surety, stay, or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(12)    easements, rights-of-way, restrictions, defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries;

(13)    purchase money liens (including extensions and renewals thereof);

(14)    Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

(15)    judgment and attachment Liens not giving rise to an Event of Default;

(16)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

(17)    Liens arising out of consignment or similar arrangements for the sale of goods;

(18)    any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

(19)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, construction and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(20)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

Annex A-21

(21)    Liens securing Hedging Obligations that are otherwise permitted under this Note Purchase Agreement; provided that such Liens are subject to the provisions of the ABL Intercreditor Agreement and the New Notes Intercreditor Agreement;

(22)    leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries;

(23)    Liens arising from filing UCC or PPSA financing statements regarding leases;

(24)    Liens in favor of collecting or payer banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent Company or any Subsidiary on deposit with or in possession of such bank;

(25)    Liens to secure Non-Recourse Debt;

(26)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(27)    Liens (i) of a collection bank arising under the UCC or PPSA on items in the course of collection, (ii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other commodity or brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(28)    any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture of similar agreement;

(29)    Liens to secure any Permitted Refinancing Indebtedness (or successive Permitted Refinancing Indebtedness) which refinances as a whole, or in part, any Indebtedness secured by any Lien referred to in the foregoing clauses (2), (5), (6), (8), (9), (13) and (30); provided, however, that:

(a)    such new Lien shall be limited to all or part of the same property that secured or, under the written agreements pursuant to which the original Lien arose, would have secured the original Lien (plus improvements and accessions to or on such property or proceeds or distributions thereof) and

(b)    the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i)    the outstanding principal amount (or, in the case of a refinancing of Designated Permitted Additional Pari Passu Revolving Commitments, if greater, committed amount) of the Indebtedness secured

Annex A-22

by Liens described under clause (2), (5), (6), (8), (9), (13) or (30), as applicable, at the time the original Lien became a Permitted Lien under this Note Purchase Agreement; and

(ii)    an amount necessary to pay any fees and expenses, including, without limitation, accrued interest and premiums, related to such Permitted Refinancing Indebtedness;

(30)    Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the Notes and the Note Guarantees;

(31)    Liens in favor of credit card processors granted in the ordinary course of business;

(32)    Liens in favor of the Trustee or the Collateral Agent on all money or property held or collected by the Trustee or the Collateral Agent (except money or property held in trust to pay principal or interest on the Notes), to secure the payment of fees, costs, expenses and indemnification obligations payable to the Trustee or the Collateral Agent pursuant to the Note Purchase Documents;

(33)    Liens on property of any Unrestricted Subsidiary that becomes a Restricted Subsidiary pursuant to the terms of this Note Purchase Agreement; provided that such Liens (x) were in existence prior to the contemplation of such conversion, (y) do not extend to any assets other than the assets of such Unrestricted Subsidiary and (z) do not secure Indebtedness; and

(34)    Liens not otherwise permitted by clauses (1) through (33) that are incurred in the ordinary course of business of the Parent Company or any Restricted Subsidiary of the Parent Company with respect to obligations that do not exceed $25 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness (which may include, for the avoidance of doubt, Indebtedness outstanding under any Designated Permitted Additional Pari Passu Revolving Commitments) of the Parent Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of the Parent Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(i)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) (or, if greater in the case of Designated Permitted Additional Pari Passu Revolving Commitments, committed amount), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holder thereof);

Annex A-23

(ii)    such Permitted Refinancing Indebtedness has a final maturity date either no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or no earlier than 91 days following the maturity of the Notes, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded;

(iii)    if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Noteholders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded; and

(iv)    such Indebtedness is incurred either by the Company, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded.

“Person” means any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent’s Lien on any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Principals” means the officers and directors of the Parent Company on the Issue Date, their Affiliates (as such term is defined under the Exchange Act) and the Parent Company’s and Company’s Employee Stock Ownership Plan and Trust.

“Related Party” with respect to any Principal means (i) any controlling shareholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and

Annex A-24

familiarity with the particular subject and who shall have direct responsibility for the administration of this Note Purchase Agreement.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Parent Company that is not an Unrestricted Subsidiary. The Company shall at all times be deemed to be a Restricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Secured Party” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the pledge and security agreement, dated as of the Issue Date among the Collateral Agent, the Company and the Domestic Guarantors.

“Security Documents” means the Security Agreement, any mortgages, the Intercreditor Agreements and all of the security agreements, pledges, collateral assignments, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Noteholders, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Senior Priority Agent” means The Bank of New York Mellon, in its capacity as collateral agent for the holders of the Senior Priority Notes and any other Senior Priority Obligations, and its successors in such capacity pursuant to the ABL Intercreditor Agreement or the Junior Priority Intercreditor Agreement.

“Senior Priority Notes” means the Company’s 6.000% Senior Priority Secured Notes due 2019 issued on June 26, 2014 in an original aggregate principal amount equal to $540 million.

“Senior Priority Notes Indenture” means the Indenture, dated as of June 26, 2014, by and among the Company, the guarantors party thereto and The Bank of New York Mellon, as trustee and as the Senior Priority Agent, as the same may be amended, modified, supplemented, refinanced or replaced, in whole or in part, including any refinancing or replacement with one or more additional credit agreements, loan agreements, notes purchase agreements or indentures and whether with the same group of lenders or additional lenders.

“Senior Notes Priority Liens” means all Liens in favor of the Senior Priority Agent on Fixed Asset Priority Collateral securing the Senior Priority Obligations and any Permitted Additional Pari Passu Obligations.

“Senior Priority Obligations” means “Fixed Asset Obligations” as defined in the ABL Intercreditor Agreement.

Annex A-25

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Specified Indebtedness” means all Indebtedness that is subordinated to the Notes or the Note Guarantees, all Junior Priority Obligations, the Unsecured Notes and any Permitted Refinancing Indebtedness in respect of the foregoing.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless specified otherwise, references to “Subsidiary” in this Note Purchase Agreement shall refer to a Subsidiary of the Parent Company.

“Subsidiary Guarantor” means any Restricted Subsidiary (other than the Company) that shall have guaranteed, pursuant to this Note Purchase Agreement, or a joinder hereto, and the requirements therefor set forth in this Note Purchase Agreement, the payment of all principal of, and interest and premium, if any, on the Notes and all other amounts payable under the Notes or this Note Purchase Agreement.

“Support Agreement” means the Support Agreement, dated as of May 10, 2016, by and among the Company, the Parent Company and the Purchaser Advisor, with respect to the transactions described herein to occur on the Issue Date.

“UCC” means the Uniform Commercial Code of New York (or other applicable jurisdiction).

“Unrestricted Subsidiary” means any Subsidiary of the Parent Company (other than the Company or a direct or indirect parent company of the Company) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(i)    has no Indebtedness other than Non-Recourse Debt;

(ii)    is not a party to any agreement, contract, arrangement or understanding with the Parent Company or any Restricted Subsidiary unless the terms of any such

Annex A-26

agreement, contract, arrangement or understanding are no less favorable to the Parent Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent Company;

(iii)    is a Person with respect to which neither the Parent Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(iv)    does not guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Parent Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Parent Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.7 hereof, with a copy thereof sent by the Company to each Noteholder. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Note Purchase Agreement, the Parent Company shall promptly give written notice thereof to the Trustee, with a copy sent by the Company to each Noteholder, and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.8 hereof, the Parent Company shall be in default of such covenant. The Board of Directors of the Parent Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.8 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

“Unsecured Notes” means the Company’s (x) 11.50% Senior Notes due 2017, (y) 7.00% Exchangeable Senior Notes due 2017 and (z) the 7.00% Exchangeable Senior Notes due 2024, in each case, outstanding on the Issue Date after giving effect to the application of proceeds of the Notes as set forth herein.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products of (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, and (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; and (ii) the then outstanding principal amount of such Indebtedness.

Annex A-27

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Other Definitions.

Term	Defined in Section
“7.0% Notes Purchase Agreement”	Recitals
“11.5% Notes Exchange”	Recitals
“ABL Amendment”	Recitals
“Affiliate Transaction”	4.11
“Allianz US”	Preamble
“Anti-Money Laundering Laws”	2.27
“Change of Control Offer”	4.5(a)
“Change of Control Payment”	4.5(a)
“Change of Control Payment Date”	4.5(b)
“Code”	2.25(e)
“Company”	Preamble
“Company Stock Plans”	2.30
“Consolidated Senior Secured Debt Ratio Calculation Date”	Annex A
“Debt Repayment Triggering Event”	2.11
“Enforceability Exceptions”	2.3
“Employee Benefit Plan”	2.25(a)
“ERISA”	2.25(a)
“ERISA Affiliate”	2.25(e)
“Existing Instrument Default”	2.11
“Existing Instrument Default”	2.11
“Event of Default”	6.1
“Environment”	2.24
“Environmental Laws”	2.24
“Fixed Charge Coverage Ratio Calculation Date”	Annex A
“Guaranty Joinder Agreement”	4.12
“HMT”	2.28
“incur”	4.8(a)
“Information”	9.19(b)
“Intellectual Property Rights”	2.13
“Material Adverse Change”	2.7
“Materials of Environmental Concern”	2.24
“Mortgage”	4.19(a)
“Mortgage Policies”	4.19(c)
“Multiemployer Plan”	2.25(b)
“Note Purchase Agreement”	Preamble

Annex A-28

Term	Defined in Section
“OFAC”	2.28
“Offer”	4.20
“Offer Amount”	4.20(a)
“Offer Period”	4.20(a)
“Offering Memorandum”	Recitals
“Other Debt”	4.6
“Parent Company”	Preamble
“Paying Agent”	1.5
“Payment Default”	6.1(e)
“Perfection Certificate”	1.3(a)(vi)
“Permitted Debt”	4.8(b)
“Plan”	3.7
“Purchase Date”	4.20(a)
“Purchaser”	Preamble
“Purchaser Advisor”	Preamble
“Registrar”	1.5
“Required Exchangeable Notes Purchase”	Recitals
“Restricted Payments”	4.7(d)
“Release”	2.24
“Sanctioned Country”	2.28
“Sanctions”	2.28
“Sarbanes-Oxley Act”	2.20
“Solvent”	2.19
“Stock Options”	2.30
“Transfer Documentation”	9.5(c)
“Trustee”	Preamble
“U.S.A. Patriot Act”	7.12
“UNSC”	2.28

Annex A-29

EXHIBIT A
[FORM OF NOTE]
CUSIP: 15671B AP6
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE TRANSFERRED ONLY PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION PROVISIONS

CENVEO CORPORATION

4% Senior Secured Note due 2021

[____], 20[__]

Subject to the terms and conditions of this Note (this “Note”), for good and valuable consideration received, Cenveo Corporation, a Delaware corporation (the “Company”), promises to pay to __________ (the “Noteholder”), the principal amount of _________ U.S. dollars ($___________), together with interest accrued on the unpaid principal amount outstanding under this Note, from time to time, from the date hereof until paid in full at the rate of four percent (4%) per annum (the “Interest Rate”), payable on the terms set forth in Section 2 herein.

This Note is issued pursuant to the Indenture and Note Purchase Agreement, dated as of June 10, 2016 (as from time to time amended, the “Note Purchase Agreement”), between the Company, the Parent, the Guarantors, AllianzGI US High Yield Fund and Allianz Income and Growth Fund, as purchasers, the other noteholders from time to time party thereto and The Bank of New York Mellon, as trustee and collateral agent, and is entitled to the benefits thereof. Unless otherwise defined herein, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

The obligations of the Company under this Note are (i) secured by the Security Agreement, and (ii) guaranteed by the Guarantors.

1.    Certain Definitions. Unless the context otherwise requires, as used in this Note, the following terms will have the following meanings:

(a)    “Adjusted Principal Balance” means, at any time, the entire principal balance under this Note then outstanding plus accrued interest and fees then due and payable.
(b)    “Maturity Date” means December 10, 2021; provided that if the Company has not, prior to May 2, 2019, purchased, redeemed, defeased or otherwise refinanced the Senior Priority Notes, such that no more than $10 million of the Senior Priority Notes remains outstanding, with cash on hand and/or proceeds of indebtedness permitted to be incurred under the Note Purchase Agreement, then the Maturity Date shall instead be May 2, 2019.

Exhibit A-1

2.    Maturity, Payment of Interest and Prepayment.

(a)    The Adjusted Principal Balance will be due and payable in full on the Maturity Date.

(b)    The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year of twelve 30‑day months) at the Interest Rate stated above from the date hereof until the payment in full of the Adjusted Principal Balance, payable quarterly, on the last day of March, June, September and December in each year, commencing with the September next succeeding the date hereof, to the Noteholder of record on the fifteenth day of March, June, September and December, commencing with the September next succeeding the date hereof.

(c)    The Company may prepay this Note in whole or in part at any time without any premium or penalty.

(d)    Payments of principal and interest are to be made in lawful money of the United States of America to the Persons who are registered Noteholders at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Noteholders at their addresses set forth in the register of Noteholders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Notes the holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.    Binding Effect; Assignment. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Note, nor any right, duty or obligation hereunder, may be assigned by the Company without the prior written consent of Noteholder. Noteholder may transfer its rights and obligations hereunder; provided that any such transfer shall be subject to satisfaction of the terms and conditions set forth in Section 9.5 of the Note Purchase Agreement. Any purported transfer in violation of the Note Purchase Agreement will be null and void ab initio. References to a party in this Note also refer to such party’s successors and permitted assigns.

4.    Waiver and Amendment. No provision of this outstanding Note shall be waived, amended or modified without the written consent of the Company and the Noteholder, except as provided in Section 9.4 of the Note Purchase Agreement.

5.    Lost Documents. Upon receipt by the Company and the Trustee of evidence and indemnity satisfactory to each of them of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver in lieu of this Note a new note of the same series and of like tenor and unpaid principal amount and dated as of the date to which interest, if any, has been paid on the unpaid principal amount of this Note.

6.    Severability. If any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such

Exhibit A-2

provision in its entirety, to the extent necessary, shall be severed from this Note, and such court will replace such illegal, void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Note shall be enforceable in accordance with its terms.

7.    Note Purchase Documents. The parties hereto are entitled to all of the benefits, and subject to all of the limitations, provided in the Note Purchase Documents, which are hereby incorporated herein by reference as though set forth herein in their entirety.

8.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc.

(a)    Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    Submission to Jurisdiction; Waiver of Venue. THE COMPANY AND THE NOTEHOLDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE PURCHASE AGREEMENT OR ANY OTHER NOTE PURCHASE DOCUMENT (OTHER THAN AS PROVIDED IN ANY MORTGAGE OR OTHER SECURITY DOCUMENT WITH RESPECT TO ITSELF), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE COMPANY AND THE NOTEHOLDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE PURCHASE AGREEMENT OR ANY OTHER NOTE PURCHASE DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)    Consent to Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.3 of the Note Purchase Agreement and agrees that nothing in this Note or any other Note Purchase Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Exhibit A-3

(d)    WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER NOTE PURCHASE DOCUMENT, OR THE TRANSACTION CONTEMPLATED HEREBY.

9.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice.

[Remainder of Page Intentionally Blank]

Exhibit A-4

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the day and year as first written above.
CENVEO CORPORATION
By: ____________________________
Name:
Title:

Exhibit A-5
Signature Page to 4% Senior Secured Note due 2021 (CUSIP: 15671B AP6) – [insert name of noteholder] (US$[insert dollar amount])

This is one of the
Notes referred to in the
within-mentioned Note Purchase Agreement:
THE BANK OF NEW YORK MELLON
as Trustee
Dated: ___________________________

By:    ____________________________
    Authorized Signatory

Exhibit A-6
Signature Page to Trustee Certificate of Authentication for the 4% Senior Secured Note due 2021 (CUSIP: 15671B AP6) – [insert name of noteholder] (US$[insert dollar amount])

EXHIBIT B
[FORM OF GUARANTY JOINDER AGREEMENT]
GUARANTY JOINDER AGREEMENT
[Name of New Guarantor]
[Address of New Guarantor]
[Date]

Ladies and Gentlemen:
Reference is made to (i) the Indenture and Note Purchase Agreement, dated as of June 10, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement), among Cenveo Corporation, a Delaware corporation (the “Company”), Cenveo, Inc., a Colorado corporation (“Holdings”), each other Subsidiary of Holdings named therein and from time to time party thereto (all such Subsidiaries, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”), AllianzGI US High Yield Fund and Allianz Income and Growth Fund, as purchasers, each other Noteholder (as defined therein) from time to time party thereto and The Bank of New York Mellon, as trustee and as collateral agent, and (ii) the Intercreditor Agreements.

This agreement (this “Guaranty Joinder Agreement”) supplements the Agreement and the Intercreditor Agreements and is delivered by the undersigned, [                         ] (the “New Guarantor”), pursuant to Section 4.12 of the Agreement and as permitted under each Intercreditor Agreement, respectively. The New Guarantor hereby agrees to be bound as a Guarantor under the Agreement and the Intercreditor Agreements by all of the terms, covenants and conditions set forth in the Agreement and the Intercreditor Agreements, respectively, to the same extent that it would have been bound if it had been a signatory to the Agreement on the date of the Agreement and the Intercreditor Agreements on the date of the Intercreditor Agreements, respectively. Without limiting the generality of the foregoing, the New Guarantor hereby (i) jointly and severally, unconditionally guarantees to each Noteholder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Agreement, the Notes or the obligations of the Company thereunder, that: (a) the principal of, premium and interest on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholder or the Trustee under the Agreement and the Notes shall

Exhibit B-1

be promptly paid in full or performed, all in accordance with the terms of the Agreement and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) expressly assumes all obligations and liabilities of a Guarantor under the Agreement and the Intercreditor Agreements. The New Guarantor hereby agrees to each of the covenants applicable to the Guarantors contained in the Agreement and the Intercreditor Agreements.

This Guaranty Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS GUARANTY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signatures follow]

Exhibit B-2

IN WITNESS WHEREOF, the New Guarantor has caused this Guaranty Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.
[NEW GUARANTOR]
By:
Name:
Title:
AGREED TO AND ACCEPTED:
THE BANK OF NEW YORK MELLON,
as Trustee and as Collateral Agent

By:	Name: Title:

Exhibit B-3

EXHIBIT C
[FORM OF ASSIGNMENT]
ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
______________________________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)

_______________________________________________________________________________________________

______________________________________________________________________________________________

_______________________________________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint     ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:_____________
Your Signature:
(Sign exactly as your name
appears on the face of this Note)
Signature Guarantee:     _______________________

Exhibit C-1

EXHIBIT D

[FORM OF CERTIFICATE OF TRANSFER]

CERTIFICATE OF TRANSFER

Cenveo Corporation
c/o Cenveo, Inc.
200 First Stamford Place, 2nd Floor
Stamford, Connecticut 06902
The Bank of New York Mellon
101 Barclay Street, Floor 7 East
New York, New York 10286
Telecopier No: (212) 815-5704
Attention: Corporate Trust Administration

Re: 4% Senior Secured Notes due 2021
Reference is hereby made to the Indenture and Note Purchase Agreement, dated as of June 10, 2016 (the “Note Purchase Agreement”), among Cenveo Corporation (the “Company”), Cenveo, Inc., the other Guarantors named therein, the Purchasers named therein, the other Noteholders from time to time party thereto and The Bank of New York Mellon, as trustee (the “Trustee”) and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement.
________________ (the “Transferor”) owns and proposes to transfer its Notes[s] or interest in such Note[s] in the principal amount of $________ (the “Transfer”) to __________ (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    ☐ Check if Transferee will take delivery of a Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions. Upon consummation of the proposed Transfer in accordance with the terms of the Note Purchase Agreement, the transferred Note will be subject to the restrictions on transfer in the Note Purchase Agreement and the Securities Act.
2.    ☐ Check if Transferee will take delivery of a Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the

Exhibit D-1

Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of any restricted period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Note Purchase Agreement, the transferred Note will be subject to the restrictions on transfers enumerated in the Note Purchase Agreement and the Securities Act.
3.    ☐ Check if Transferee will take delivery of a Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable the Note and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
(b)    ☐ such Transfer is being effected to the Company or a subsidiary thereof; or
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
(d)     ☐ such Transfer is being effected (i) to a Person that the Transferor reasonably believes and believed is an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and (ii) pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to the Notes and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit E to the Note Purchase Agreement. Upon consummation of the proposed transfer in accordance with the terms of the Note Purchase Agreement, the transferred Note will be subject to the restrictions on transfer enumerated in the Note Purchase Agreement and the Securities Act.
For purposes of compliance with Section 9.5(c) of the Note Purchase Agreement, the Transferor further advises the Company and the Trustee that:
[CHECK ALL THAT APPLY]

Exhibit D-2

1. ☐ Check if Transferee is the Purchaser Advisor or any of its Affiliates or Managed Funds. Transferor hereby certifies that (check one):
(a)    ☐ the Transfer is in respect of Notes with a denomination of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; or
(b)    ☐ the Transfer is in respect of Notes with a denomination of not less than $1,000,000 or an integral multiple thereof and, after giving effect to such Transfer, the Purchase Advisor and its Affiliates and Managed Funds, collectively, hold no more than five (5) Notes that have a denomination of less than $5,000,000.
2. ☐ Check if Transferee is not the Purchaser Advisor or an Affiliate or Managed Fund of the Purchaser Advisor. Transferor hereby certifies that the Transfer is in respect of Notes with a denomination of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
For purposes of Section 1.10 of the Note Purchase Agreement and the definition of “Majority Noteholders”, the Transferor further advises the Company and the Trustee that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee is the Company, any Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor.
2. ☐ Check if Transferee is not, to the Transferor’s knowledge, the Company, any Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor.

Exhibit D-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:	Name: Title:
Signature Guarantee: ___________________
Dated:__________, ____

Exhibit D-4

EXHIBIT E

[FORM OF CERTIFICATE FROM ACQUIRING ACCREDITED INVESTOR]

CERTIFICATE FROM
ACQUIRING ACCREDITED INVESTOR

Cenveo Corporation
c/o Cenveo, Inc.
200 First Stamford Place, 2nd Floor
Stamford, Connecticut 06902
The Bank of New York Mellon
101 Barclay Street, Floor 7 East
New York, New York 100286
Telecopier No: (212) 815-5704
Attention: Corporate Trust Administration
Re: 4% Senior Secured Notes due 2021
Reference is hereby made to the Indenture and Note Purchase Agreement, dated as of June 10, 2016 (the “Note Purchase Agreement”), among Cenveo Corporation (the “Company”), Cenveo, Inc., the other Guarantors named therein, the Purchasers named therein, the other Noteholders from time to time party thereto and The Bank of New York Mellon, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement.
In connection with our proposed purchase of $__________ aggregate principal amount of the Notes, we confirm that:
1.    we understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Note Purchase Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”);
2.    we understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S

Exhibit E-1

under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein;
3.    we understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you the Transfer Documentation referred to in the Note Purchase Agreement;
4.    we are an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment;
5.    we are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion; and
6.    we are not, and will not transfer the Notes to, an entity holding “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) or any “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (2) our purchase and holding of the Notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or any substantially similar applicable law).
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:	Name: Title:
Signature Guarantee: __________________
Dated:    __________, ____

Exhibit E-2

EXHIBIT F

[FORM OF JOINDER AGREEMENT]

NOTEHOLDER JOINDER AGREEMENT

[Name of New Noteholder]
[Address of New Noteholder]
[Facsimile Number of New Noteholder for Notices]
[Email Address of New Noteholder for Notices]

[Date]
Ladies and Gentlemen:
Reference is made to the Indenture and Note Purchase Agreement, dated as of June 10, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement), among Cenveo Corporation, a Delaware corporation (the “Company”), Cenveo, Inc., a Colorado corporation (“Holdings”), each other Subsidiary of Holdings named therein and from time to time party thereto (all such Subsidiaries, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”), AllianzGI US High Yield Fund and Allianz Income and Growth Fund, as purchasers, each other Noteholder (as defined therein) from time to time party thereto and The Bank of New York Mellon, as trustee and as collateral agent.

This agreement (this “Noteholder Joinder Agreement”) supplements the Agreement and is delivered by the undersigned, [                         ] (the “New Noteholder”), pursuant to Section 9.5(c) of the Agreement. Effective as of the date the Trustee authenticates the New Noteholder’s Note in accordance with Section 9.5(e) of the Agreement, the New Noteholder, for the benefit of the Trustee, the Collateral Agent, the Company and the Guarantors: (i) hereby accedes to and joins as a party to the Agreement, with the same effect as if it had been an original Noteholder party thereto, (ii) makes and agrees to be bound by each of the undertakings and agreements of the Noteholders set forth in the Agreement, (iii) hereby accepts each of the rights and benefits extended by the Agreement to the Noteholders on the terms and subject to the conditions and limitations set forth in the Agreement and (iv) shall be a Noteholder for all purposes of the Agreement and the other Note Purchase Documents.

THIS NOTEHOLDER JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signatures follow]

Exhibit F-1

IN WITNESS WHEREOF, the New Noteholder has caused this Noteholder Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.
[NEW NOTEHOLDER]
By:
Name:
Title:

Exhibit F-1

SCHEDULE I

ALLOCATIONS

Purchaser	Allocation
AllianzGI US High Yield Fund	US$25,000,000
Allianz Income and Growth Fund	US$25,000,000
TOTAL	US$50,000,000

Schedule I-1

SCHEDULE II

SUBSIDIARIES WITH MATERIAL BUSINESS OPERATIONS

1.	Discount Labels, LLC

2.	Rx Technology Corp.

3.	Cadmus Journal Services, Inc.

4.	Port City Press, Inc.

5.	Cenveo CEM, Inc.

6.	Madison/Graham ColorGraphics, Inc.

7.	Commercial Envelope Manufacturing Co. Inc.

8.	Envelope Product Group, LLC

9.	Lightning Labels, LLC

10.	Nashua Corporation

Schedule II-1